Exhibit 99.1
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE WESTERN DISTRICT OF MISSOURI

- - - - - - - - - - - - - - - - - - - - - - - - - - - In re: Interstate Bakeries Corporation, et al., Debtors. - - - - - - - - - - - - - - - - - - - - - - - - - - -	x : : : : : : : : x	Chapter 11 Case No. 04-45814 (JWV) Jointly Administered

FIRST AMENDED JOINT PLAN OF REORGANIZATION OF
INTERSTATE BAKERIES CORPORATION AND
ITS AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
J. ERIC IVESTER
SAMUEL S. ORY
333 WEST WACKER DRIVE
Chicago, Illinois 60606

- and -

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
J. Gregory Milmoe (JM 0919)
Four Times Square
New York, New York 10036-6522

- and -

STINSON MORRISON HECKER LLP
Paul M. Hoffmann (Missouri Bar No. 31922)
1201 Walnut, Suite 2900
Kansas City, MO 64106-2150

Counsel for Debtors and Debtors-in-Possession

Dated:  January 25, 2008

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EXHIBITS

Exhibit A-1	Nonexclusive List of Retained Actions and Avoidance Claims
Exhibit A-2	Trust Avoidance Claims
Exhibit B	Schedule of Capital Leases
Exhibit C	Summary Description of Terms of Junior Secured Notes
Exhibit D	Summary Description of Long Term Incentive Plan
Exhibit E	Summary Description of Terms of New Convertible Secured Notes
Exhibit F	Summary Description of Restructuring Transactions
Exhibit G	Form of IBC Creditor Trust Agreement
Exhibit H	Form of Certificate of Incorporation
Exhibit I	Form of Bylaws
Exhibit J	Summary Description of Various Attributes of Class A Common Stock and Class B Common Stock
Exhibit K	Summary Description of Terms of Employment of Certain Key Executives
Exhibit L	Schedule of Assumed Unexpired Leases and Non-Union Executory Contracts
Exhibit M	Schedule of Union Contracts Subject to Motion to Reject

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INTRODUCTION

Interstate Bakeries Corporation (“IBC”) and eight of its direct and indirect subsidiaries and affiliates, debtors and debtors-in-possession (collectively, the “Debtors”) in the above-captioned jointly-administered chapter 11 reorganization cases, hereby propose the following reorganization plans for the resolution of outstanding creditor claims and equity interests against each of the Debtors.

Reference is made to the Disclosure Statement distributed contemporarily herewith for a discussion of the Debtors’ history, business properties, results of operations, projections for future operations, risk factors, and a summary and analysis of this Plan and certain related matters, including distributions to be made under this Plan.  Each Debtor is a proponent of a Plan contained herein within the meaning of section 1129 of the Bankruptcy Code.  Capitalized terms used but not defined in this Introduction have the meanings ascribed to them in Article I of this Plan.  The Debtors who are proponents of this Plan, their chapter 11 case numbers and their jurisdictions of incorporation or formation are as follows:

Debtors (state of formation or incorporation)	Bankruptcy Case No.

Interstate Bakeries Corporation (Delaware)	Case No. 04-45814 (JWV)
Interstate Brands Corporation (Delaware)	Case No. 04-45816 (JWV)
IBC Sales Corporation (Delaware)	Case No. 04-45817 (JWV)
IBC Trucking, LLC (Delaware)	Case No. 04-45818 (JWV)
New England Bakery Distributors L.L.C. (Connecticut)	Case No. 04-45819 (JWV)
Baker’s Inn Quality Baked Goods, LLC (Delaware)	Case No. 04-45820 (JWV)
IBC Services, LLC (Missouri)	Case No. 04-45821 (JWV)
Armour and Main Redevelopment Corporation (Missouri)	Case No. 04-45822 (JWV)
Mrs. Cubbison’s Foods, Inc. (California)	Case No. 06-40111 (JWV)

This Plan contemplates the reorganization of each of the Debtors upon consummation of this Plan and the resolution of the outstanding Claims against and Interests in the Debtors pursuant to sections 1123, 1129 and 1141 of the Bankruptcy Code.  This Plan further contemplates that holders of claims pursuant to the Debtors’ prepetition senior secured credit facility will receive a distribution of new junior secured debt obligations (i.e., the Junior Secured Notes), subordinated convertible secured debt obligations (i.e., the New Convertible Secured Notes) and Class A

Common Stock to be issued by Reorganized IBC on the Effective Date; providedthat the amount of Class A Common Stock to be otherwise delivered to the Prepetition Lenders may be reduced to the extent Cash is paid to the Prepetition Lenders as a result of the Rights Offering of Class B Common Stock.  Holders of General Unsecured Claims against the Debtors will receive Class B Common Stock, the right to purchase Class B Common Stock pursuant to the terms of the Rights Offering, and Trust Recoveries that are made available for distribution to beneficiaries of the IBC Creditor Trust.  The existing common stock of IBC shall be cancelled.  The Debtors’ equity interestholders shall not receive a distribution under this Plan.

These reorganization cases have been consolidated for procedural purposes only and are being jointly administered pursuant to an order of the United States Bankruptcy Court for the Western District of Missouri.  This Plan proposes, and its terms embody, a compromise and settlement of intercreditor issues (described more fully in Section 3.1 herein) relating to whether and to what extent the assets and liabilities of the Debtors and their estates should be substantively consolidated for purposes of distributions and voting under this Plan. However, whether the assets and liabilities of the Debtors and their Estates are actually substantively consolidated and the substantive consolidation compromise and settlement implemented will depend upon whether the holders of General Unsecured Claims in Classes 11a, 11b, 11c, 11d and 12 vote as Classes to accept this Plan.  If either Class 11a, 11b, 11c or 11d votes as a separate Class to reject this Plan, or in the event that Class 12 votes separately as a Class to reject this Plan, then the proposed distributions under the substantive consolidation compromise and settlement will not be made with respect to such rejecting Class(es) or, in the event of Class 12’s rejection, as to any Class of General Unsecured Claims.  Instead, the Debtors will prosecute the Substantive Consolidation Motion with respect to such rejecting Class(es) or, in the event Class 12 votes as a Class to reject this Plan, each holder of General Unsecured Claims.  In such an event, each holder of a General Unsecured Claim will receive on account of its Allowed Claim, its Pro Rata share of General Unsecured Claims Plan Distribution Property allocable to its Class, as determined by the Bankruptcy Court.

Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject this Plan may not be solicited from a Claimholder or Interestholder until the Disclosure Statement has been approved by the Bankruptcy Court and distributed to Claimholders and Interestholders.  ALL CLAIMHOLDERS WHO ARE ELIGIBLE TO VOTE ON THIS PLAN ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and Article XV of this Plan, the Debtors expressly reserve their right to alter, amend or modify this Plan, one or more times, before this Plan’s substantial consummation.

ARTICLE I

DEFINITIONS, RULES OF INTERPRETATION,
AND COMPUTATION OF TIME

A.	Scope of Definitions

For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan.  Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.  Whenever it appears appropriate from the context, each term stated in the singular or the plural includes the singular and the plural, and each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and neuter.

B.	Definitions

1.1           “503 Deadline” shall have the meaning ascribed to it in Section 10.3 hereof.

1.2           “ACE Companies” means, collectively, ACE American Insurance Company, Indemnity Insurance Company of North America, and ESIS, Inc. and their respective affiliates.

1.3           “ACE Insurance Program” means all insurance policies and all agreements, documents or instruments relating thereto including, without limitation, claims servicing agreements, that have been issued or entered into by the ACE Companies (or any of them) to or with one or more of the Debtors and their respective predecessors and/or affiliates.

1.4           “Adequate Protection Claims” means rights of the Prepetition Lenders to receive adequate protection pursuant to the DIP Facility Order.

1.5           “Administrative Claim”  means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, DIP Facility Claims, the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estates and operating the business of the Debtors, including wages, salaries or commissions for services rendered after the commencement of the Chapter 11 Cases, Professional Claims, and all fees and charges assessed against the Estates under chapter 123 of title 28 of the United States Code, and all Allowed Claims that are entitled to be treated as

Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code.

1.6           “Administrative Convenience Claim” means a Claim (other than a Claim based upon the Indenture) against the Debtors that otherwise would be included in the Classes of this Plan containing General Unsecured Claims that is (a) for $1,000 or less, or (b) for more than $1,000 if the holder of such Claim has made the Convenience Class Election on the Ballot provided for voting on this Plan within the time fixed by the Bankruptcy Court for completing and returning such Ballot, to accept the lesser of the allowed amount of such Claim or $1,000 in Cash in full satisfaction, discharge and release of such Claim.

1.7           “Affiliates” shall have the meaning ascribed to such term by section 101(2) of the Bankruptcy Code.

“Allocable Share” means the shares of New Common Stock available for purchase by each Rights Offering Participant pursuant to the Rights Offering as set forth in the Subscription Form and other documents distributed in connection with the Subscription Rights.

1.8           “Allowed Claim” means a Claim or any portion thereof, (a) that has been allowed by a Final Order of the Bankruptcy Court (or such other court as a Reorganized Debtor and the holder of such Claim agree may adjudicate such Claim and objections thereto), or (b) which (i) is not the subject of a proof of claim timely filed with the Bankruptcy Court but (ii) is scheduled as liquidated and noncontingent, other than a Claim that is Scheduled at zero, in an unknown amount, or as disputed, but only to the extent such Claim is Scheduled as liquidated and noncontingent or (c) for which a proof of claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by this Plan, the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (d) that is expressly allowed in a liquidated amount in this Plan.

1.9           “Allowed Class __ Claim” means an Allowed Claim in the specified Class.

1.10           “Alternative Proposal Procedures” means those certain procedures for approving higher or better funding proposals authorized by the Bankruptcy Court pursuant to the Commitment Letter Approval Order.

1.11           “Avoidance Claims” means Causes of Action against Persons other than the Debtors arising under any of sections 502, 510, 541, 542, 543, 544, 545, 547 through 551 and 553 of the Bankruptcy Code, or under related state or federal statutes and common law, including fraudulent transfer laws, whether or not litigation is commenced to prosecute such Causes of Action, but excluding the Prepetition Lender Actions and any other Causes of Action otherwise assertable against the Prepetition Lenders.  A nonexclusive list of Avoidance Claims to be retained by the Debtors is attached hereto as Exhibit A-1.  An exclusive list of Avoidance Claims to be transferred to the IBC Creditor Trust is attached hereto as Exhibit A-2.

1.12           “Ballot” means each of the ballot forms that are distributed to holders of Claims who are included in Classes that are entitled to vote to accept or reject this Plan.

1.13           “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1330, as in effect on the date hereof but, with respect to amendments to the Bankruptcy Code subsequent to commencement of the Chapter 11 Cases, only to the extent that such amendments were made expressly applicable to bankruptcy cases which were filed as of the enactment of such amendments.

1.14           “Bankruptcy Court” means the United States Bankruptcy Court for the Western District of Missouri.

1.15           “Bankruptcy Rules”  means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

1.16           “Brands” means Interstate Brands Corporation, one of the Debtors and a debtor-in-possession, Case No. 04-45816 (JWV).

1.17           “Brands Preferred Stock” means the 6,026 shares of $4.80 dividend cumulative preferred stock of Brands authorized under Article IV of the restated certificate of incorporation of Brands, as amended.

1.18           “Business Day” means any day, excluding Saturdays, Sundays and legal holidays, on which commercial banks are open for business in New York City.

1.19           “Capital Leases” means those certain non-operating lease agreements scheduled on Exhibit B attached hereto, together with all related leases, lease amendments, lease supplements, memoranda of leases, mortgages, loan agreements, guarantees, guarantee and collateral agreements, and all other related loan, lease and security documents executed and delivered in connection therewith, as the same have been amended, amended and restated, modified or supplemented from time to time.

1.20           “Capital Lease Claim”  means a Claim arising under or pursuant to a Capital Lease.

1.21           “Cash” means legal tender of the United States.

1.22           “Causes of Action” means any and all actions, proceedings, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, and whether asserted or assertable directly or derivatively, in law, equity or otherwise.

1.23           “Central States Plan” has the meaning ascribed to it in Section 12.10 hereof.

1.24           “Certificate” has the meaning ascribed to it in Section 9.4 hereof.

1.25           “Chapter 11 Case(s)” means the chapter 11 case(s) of the Debtors pending in the Bankruptcy Court.

1.26           “Claim” means a claim against the Debtors (or all or any of them), whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

1.27           “Claimholder” means a holder of a Claim.

1.28           “Claims Objection Deadline” means that day which is one hundred eighty (180) days after the Effective Date, as the same may be from time to time extended by the Bankruptcy Court without further notice to parties in interest.

1.29           “Class” means a category of Claimholders or Interestholders described in Article IV of this Plan.

1.30           “Class A Common Stock” means shares of Class A common stock of Reorganized IBC to be authorized and issued on the Effective Date.  Class A Common Stock shall be distributed to the holders of Prepetition Lender Claims as provided in Article V of this Plan.  Class A Common Stock shall be identical in all respects to Class B Common Stock except that Class A Common Stock shall have supermajority voting rights all as is more particularly described in Article VII below.

1.31           “Class B Common Stock” means shares of Class B common stock of Reorganized IBC to be authorized and, in part, issued on the Effective Date.  Class B Common Stock shall be distributed to holders of General Unsecured Claims.  Upon conversion, New Convertible Secured Notes shall be exchanged for Class B Common Stock.

1.32           “Commitment Letter” means that certain exit facility commitment letter by and among Silver Point, IBC and Brands, dated October 18, 2007, as amended and restated as of November 6, 2007 (as it may be further amended, supplemented or modified from time to time), together with the annexes and exhibits attached thereto and the Fee Letter.

1.33           “Commitment Letter Approval Order”  means the order entered by the Bankruptcy Court on November 7, 2007 (Docket no. 9745), which, among other things, authorized the Debtors’ execution of the Commitment Letter and the Fee Letter, approved the fees and expenses set forth in the Commitment Letter and the Fee Letter, and approved the Alternative Proposal Procedures.

1.34           “Confirmation Date” means the date of entry of the Confirmation Order.

1.35           “Confirmation Hearing” means the hearing before the Bankruptcy Court on confirmation of this Plan and related matters under section 1128 of the Bankruptcy Code.

1.36           “Confirmation Hearing Notice” means the notice of, among other things, the time for submitting Ballots to accept or reject this Plan, the date, time and place of the Confirmation Hearing, and the time for filing objections to the confirmation of this Plan.

1.37           “Confirmation Order” means the order entered by the Bankruptcy Court confirming this Plan.

1.38           “Control Group Liability Claim” means a Claim asserted by, or on behalf of, qualified defined benefit pension plans, as against (on a joint and several basis) the participating employer and all members of its controlled group of companies and related entities as defined under section 4001(b)(1) of the Employee Retirement Income Security Act of 1974.

1.39            “Control Group Liability Claims Plan Distribution Property” means the product of (a) 1.262 multiplied by (b) the Control Group Liability Claimants’ Pro Rata share of the General Unsecured Claims Plan Distribution Property, with the amount of such Pro Rata share to be determined by a fraction, the numerator of which is equal to the amount of all Allowed Control Group Liability Claims (not including amounts for multiple Claims against separate Debtors), and the denominator of which is equal to the aggregate amount of all Allowed General Unsecured Claims.

1.40            “Convenience Class Election” means the election pursuant to which the holder of a qualifying General Unsecured Claim against the Debtor(s) timely elects to have its Claim treated as an Administrative Convenience Claim.

1.41           “Creditors’ Committee” means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code.

1.42           “Cure” means the payment or other honor of all obligations required to be paid or honored in connection with assumption of an executory contract or unexpired lease pursuant to section 365 of the Bankruptcy Code, including (a) the cure of any non-monetary defaults to the extent required, if at all, pursuant to section 365 of the Bankruptcy Code, and (b) with respect to monetary defaults, the distribution, within a reasonable period of time following the Effective Date, of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption (or assumption and assignment) of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

1.43           “Cure Amount” has the meaning ascribed to it in Section 8.4 hereof.

1.44           “Cure Amount Objection” has the meaning ascribed to it in Section 8.4 hereof.

1.45           “Cure Amount Objection Deadline” has the meaning ascribed to it in Section 8.4 hereof.

1.46           “Cure Notice” has the meaning ascribed to it in Section 8.4 hereof.

1.47           “D&O Claims” means Claims or Causes of Action that may be asserted or assertable by any of the Debtors or derivatively in the name of any of the Debtors against any present or former director, officer or managing member of any Debtor, except to the extent released under this Plan, and any proceeds thereof (regardless of the source of payment, including any D&O Insurance).

1.48           “D&O Insurance” means insurance maintained by the Debtors which covers, among others, the directors, officers and managing members of the Debtors or any of them.

1.49           “DIP Agent”  means the administrative agent for the DIP Lenders under the DIP Credit Agreement.

1.50           “DIP Credit Agreement” means that Revolving Credit Agreement, dated as of September 23, 2004, as amended from time to time thereafter, among IBC, as parent borrower, the subsidiary borrowers party thereto, the DIP Agent and the

DIP Lenders, which was executed by the Debtors (except Mrs. Cubbison’s) in connection with the DIP Facility.

1.51           “DIP Facility” means the debtor-in-possession secured financing facility provided to the Debtors by the DIP Lenders pursuant to the DIP Credit Agreement and agreements related thereto as authorized by the Bankruptcy Court pursuant to the DIP Facility Order.

1.52           “DIP Facility Claim” means all Administrative Claims of the DIP Agent and the DIP Lenders arising under or pursuant to or related to the DIP Facility.

1.53           “DIP Facility Order” means, collectively, the final order that was entered by the Bankruptcy Court on October 22, 2004, authorizing and approving the DIP Facility and the agreements related thereto, and any further orders entered by the Bankruptcy Court approving subsequent extensions and modifications of the DIP Facility.

1.54           “DIP Lenders” means the lenders from time to time party to the DIP Credit Agreement.

1.55           “Debtors” has the meaning ascribed to it in the Introduction hereof.

1.56           “Deficiency Claim” means, in the case of a Claimholder who asserts a Secured Claim or Prepetition Lender Claim against the Debtors, a Claim equal to the amount by which such Claim exceeds the secured portion thereof as determined pursuant to section 506 of the Bankruptcy Code.

1.57           “Disallowed Claim” means a Claim or any portion thereof, that (a) has been disallowed by a Final Order, (b) is Scheduled at zero or as contingent, disputed or unliquidated and as to which a proof of claim bar date has been established but no proof of claim has been timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or (c) is not Scheduled and as to which a proof of claim bar date has been set but no proof of claim has been timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court.

1.58           “Disbursing Agent” means the Reorganized Debtors or any Person designated by Reorganized IBC, in its sole discretion, to serve as a disbursing agent under Article IX of this Plan.

1.59           “Disclosure Statement” means the written disclosure statement that relates to this Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time.

1.60           “Disputed Claim” means a Claim or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim and includes, without limitation, Claims that (a) (i) have not been Scheduled by the Debtors (or any of them) or have been Scheduled at zero or as unknown, contingent, unliquidated or disputed, and (ii) are not the subject of an objection filed in the Bankruptcy Court or as to which the time for filing an objection has not yet expired, (b) that are the subject of a proof of claim or interest that differs in nature, amount or priority from the Schedules, or (c) are the subject of an objection filed with the Bankruptcy Court, which objection has not been withdrawn or overruled by a Final Order of the Bankruptcy Court.

1.61           “Distribution Date” means a date selected by IBC or Reorganized IBC, not more than twenty (20) Business Days after the Effective Date.

1.62           “Distribution Reserve” means the shares of Class B Common Stock for distribution on account of Class 11 Unsecured Multiple Debtor Claims and Class 12 Other Unsecured Claims to be reserved pending allowance of Disputed Claims in accordance with Section 9.10(b) of this Plan.

1.63           “Effective Date” means the Business Day on which all conditions to the consummation of this Plan set forth in Section 13.2 hereof have been either satisfied or waived as provided in Section 13.3 hereof and is the day upon which this Plan is substantially consummated.

1.64           “Equity Committee” means the Official Committee of Equity Security Holders appointed in the Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code.

1.65           “Estates” means the bankruptcy estates of the Debtors created pursuant to section 541 of the Bankruptcy Code.

1.66           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.67           “Exhibit” means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement.

1.68           “Exhibit Filing Date” means the date on which Exhibits to this Plan or the Disclosure Statement shall be filed with the Bankruptcy Court, which date shall be at least seven (7) days prior to the Voting Deadline or such later date as may be approved by the Bankruptcy Court.

1.69           “Existing Securities” means, collectively, the Brands Preferred Stock, Old Convertible Notes, Old Common Stock and Old Common Stock Options, and all options, warrants, rights and other instruments evidencing an ownership interest in any Debtor (whether fixed or contingent, matured or unmatured, disputed or undisputed), contractual, legal, equitable or otherwise, to acquire any of the foregoing.

1.70      “Expense Advance” means the funding, in an amount to be negotiated with the Creditors’ Committee or, in the absence of such agreement, in such other amount as the Debtors may designate, to be made on the Effective Date to the IBC Creditor Trust.

1.71           “Face Amount” means, (a) when used in reference to a Disputed Claim or Disallowed Claim, the full stated liquidated amount claimed by the Claimholder in any proof of claim timely filed with the Bankruptcy Court or otherwise Allowed by any Final Order of the Bankruptcy Court and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.

1.72           “Fee Letter” means that certain exit facility fee letter by and among Silver Point, IBC and Brands, dated October 18, 2007, as amended and restated as of November 6, 2007 (as it may be further amended, supplemented or modified from time to time), and delivered contemporaneously with the Commitment Letter.

1.73           “Final Order” means an order or judgment, the operation or effect of which has not been stayed, reversed or amended and as to which order or judgment (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing (other than under Rule 60(b) of the Federal Rules of Civil Procedure) has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

1.74           “First Union Claims” means the Allowed Claims numbered 8316, 8317 and 8318, each in the amount of  $78,379.95, currently held by 3V Capital Master Fund Ltd. and originally asserted by First Union Commercial Corporation against Interstate Bakeries Corporation, Interstate Brands Corporation and IBC Trucking, LLC, respectively.

1.75           “First Union Claims Plan Distribution Property” means the First Union Claimholder’s Pro Rata share of the General Unsecured Claims Plan Distribution Property, with the amount of such Pro Rata share to be determined by a fraction, the numerator of which is equal to $78,379.95, and the denominator of which is equal to the aggregate amount of all Allowed General Unsecured Claims.

1.76           “Fiscal Year” refers to IBC’s year ended on the Saturday closest to the last day of May of such year (e.g., “fiscal 2007” refers to the period beginning on June 4, 2006 and ending on June 2, 2007).

1.77           “General Electric Claims” means the Allowed Claims numbered 8853 and 8854, each in the amount of $6,125,000.00, currently held by 3V Capital Master Fund Ltd. and originally asserted by GE Commercial Finance Business

Property Corporation against Interstate Brands Corporation and Interstate Bakeries Corporation, respectively.

1.78            “General Electric Claims Plan Distribution Property” means the General Electric Claimholder’s Pro Rata share of the General Unsecured Claims Plan Distribution Property, with the amount of such Pro Rata share to be determined by a fraction, the numerator of which is equal to $6,125,000.00, and the denominator of which is equal to the aggregate amount of all Allowed General Unsecured Claims.

1.79           “General Unsecured Claim” means a Claim that (a) is not an Administrative Claim or a Priority Tax Claim and (b) does not fall within Class 1 Secured Tax Claims, Class 2 Secured Claims, Class 3 Other Priority Claims, Class 4 Intercompany Claims, Class 5 Administrative Convenience Claims, Class 6 Workers’ Compensation Claims, Class 7 General Unsecured Claims (Mrs. Cubbison’s), Class 9 Prepetition Lender Claims, Class 10 Capital Lease Claims, Class 13a Subordinated Debt Securities Claims or Class 13b Subordinated Equity Securities Claims, Class 14 Interests in Brands Preferred Stock or Class 15 Interests in IBC.

“General Unsecured Claims Plan Distribution Property” means (a) Class B Common Stock that is available for distribution to the holders of General Unsecured Claims on the Effective Date, (b) the option to purchase the Rights Offering Shares as part of the Rights Offering and (c) Trust Recoveries that are made available for distribution to beneficiaries of the IBC Creditor Trust.

1.80           “Holdback Amount” means the amount equal to 20% of fees billed to the Debtors in a given month that was retained by the Debtors as a holdback on payment of Professional Claims pursuant to the Professional Fee Order.

1.81           “Holdback Escrow Account” means the escrow account established by the Disbursing Agent into which Cash equal to the Holdback Amount shall be deposited on the Effective Date for the payment of Allowed Professional Claims to the extent not previously paid or disallowed.

1.82           “IBC” has the meaning ascribed to it in the Introduction hereof.

1.83           “IBC Creditor Trust” means the trust which is created pursuant to this Plan to be administered by the Trustee with the advice and/or under the direction of the Trust Advisory Board, all as more specifically set forth in Article XI of this Plan.

1.84           “Impaired” refers to any Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.85           “Indemnification Rights” means any obligations or rights of the Debtors (or any of them) to indemnify, reimburse, advance or contribute to the losses,

liabilities or expenses of an Indemnitee pursuant to a Debtor’s certificate of incorporation, bylaws, or policy of providing employee indemnification, or pursuant to any applicable law or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against an Indemnitee based upon any act or omission related to an Indemnitee’s service with, for or on behalf of the Debtors (or any of them).

1.86           “Indemnitee” means all present and former directors, officers, employees, agents or representatives of the Debtors who are entitled to assert Indemnification Rights.

1.87           “Indenture” means the Old Convertible Notes indenture dated as of August 12, 2004, among IBC, the guarantors party thereto, and the Indenture Trustee.

1.88           “Indenture Trustee” means U.S. Bank National Association, as trustee under the Indenture, or any substitute or replacement trustee who may later serve in such capacity.

“Initial Rights Offering Participants” means all holders of Class 11 Unsecured Multiple Debtor Claims or Class 12 Other Unsecured Claims which are either Allowed or Disputed.

1.89           “Insurance Coverage” shall have the meaning ascribed to it in Section 12.8 hereof.

1.90           “Insured Claim” means any Claim or portion of a Claim (other than a Workers’ Compensation Claim) that is insured under the Debtors’ insurance policies, but only to the extent of such coverage.

1.91           “Intercompany Claim” means a Claim by a Debtor or an Affiliate of a Debtor against a Debtor.

1.92           “Interest” means (a) the legal, equitable contractual and other rights (whether fixed or contingent, matured or unmatured, disputed or undisputed) of any Person with respect to Old Common Stock, Old Common Stock Options, Brands Preferred Stock or any other equity securities of the Debtors (or any of them) and (b) the legal, equitable, contractual and other rights, whether fixed or contingent, matured or unmatured, disputed or undisputed, of any Person to purchase, sell, subscribe to, or otherwise acquire or receive (directly or indirectly) any of the foregoing.

1.93           “Interestholder” means a holder of an Interest.

1.94           “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor laws.

1.95           “JPMCB” means JPMorgan Chase Bank, N.A., a national banking association.

1.96           “Junior Secured Notes” mean the LIBOR + 7.25% junior secured notes in the original principal amount of $250 million due March 2013, to be issued by Reorganized IBC on the Effective Date and distributed to holders of Prepetition Lender Claims as provided in Article V of this Plan.  A summary description of the Junior Secured Notes is set forth at Exhibit C attached hereto.  In the event of any conflict between any summary in this Plan or in the Disclosure Statement of the Junior Secured Notes and the terms and conditions set forth in the Commitment Letter, the terms and conditions set forth in the Commitment Letter and, once executed, the terms and conditions contained in the definitive documentation related thereto will control.

1.97           “KERP” means that certain Key Employee Retention Plan adopted by IBC’s board of directors and approved by order of the Bankruptcy Court on February 17, 2005, as amended.

1.98           “Lien” means a lien, security interest or charge against or interest in property of the Debtors to secure payment of a debt or performance of an obligation owed by the Debtors.  For purposes of this Plan, the term shall not include (a) a lien resulting from the provisions of Chapter 5 of the Bankruptcy Code or (b) a lien that has been or may be avoided pursuant to Chapter 5 of the Bankruptcy Code.

1.99           “Long Term Incentive Plan” means that certain long term incentive plan as is more specifically described at Exhibit D attached hereto, by which the Reorganized Debtors shall deliver certain stock options and restrictive stock grants to certain members of management and other employees on and after the Effective Date.

1.100          “Mrs. Cubbison’s” means Mrs. Cubbison’s Foods, Inc., one of the Debtors and a debtor-in-possession, Case No. 06-40111 (JWV).

1.101          “New Common Stock” means the shares of Class A Common Stock and Class B Common Stock to be authorized on the Effective Date and issued to various Persons as contemplated in this Plan.

1.102           “New Convertible Secured Notes” mean the 8% junior subordinated secured convertible notes due March 2018, in the original principal amount of $165 million (or such other amount as equals the Prepetition Credit Facility Debt less (x) the aggregate principal amount of the Junior Secured Notes and (y) the conversion to Class A Common Stock and/or repayment of $35 million of Prepetition Lender Claims) to be issued by Reorganized IBC on the Effective Date and distributed to holders of Prepetition Lender Claims as provided in Article V of this Plan.  A summary description of the New Convertible Secured Notes is set forth at Exhibit E attached hereto.  In the event of any conflict between any summary in this Plan or in the Disclosure Statement of the New Convertible Secured Notes and the terms and conditions set forth in the Commitment Letter, the terms and conditions set forth in the Commitment Letter and, once executed, the terms and conditions contained in the definitive documentation related thereto will control.

1.103         “New Credit Facility” means the financing contemplated by the Commitment Letter, or such other funding source selected as an alternative to such financing, all as is contemplated by the Commitment Letter and the Commitment Letter Approval Order. In the event of any conflict between any summary in this Plan or in the Disclosure Statement of the New Credit Facility contemplated by the Commitment Letter and the terms and conditions set forth in the Commitment Letter, the terms and conditions contained in the Commitment Letter and, once executed, the terms and conditions contained in the definitive documentation, will control.

1.104         “New Credit Facility Agent” means the agent for the group of financial institutions that are parties to the New Credit Facility.

1.105         “Old Common Stock” means shares of IBC’s common stock that were authorized, issued and outstanding prior to the Effective Date.

1.106         “Old Common Stock Options” means all options, warrants and rights (whether fixed or contingent, matured or unmatured, disputed or undisputed), contractual, legal, equitable or otherwise, to acquire shares of Old Common Stock or other equity interests in IBC.

1.107         “Old Convertible Note Claims” means Claims arising under or pursuant to the Indenture or the Old Convertible Notes, except Claims by holders of the Old Convertible Notes that are Subordinated Debt Securities Claims.

1.108         “Old Convertible Note Claims Plan Distribution Property” means an amount equal to the product of (a) 1.145 multiplied by (b) the Old Convertible Note Claimants’ Pro Rata share of the General Unsecured Claims Plan Distribution Property, with the amount of such Pro Rata share to be determined by a fraction, the numerator of which is equal to $100,900,000.00, and the denominator of which is equal to the aggregate amount of all Allowed General Unsecured Claims.

1.109         “Old Convertible Notes” means the 6% senior subordinated convertible notes due August 15, 2014, dated as of August 12, 2004, in the aggregate principal amount of $100 million, issued by IBC pursuant to the Indenture.

1.110         “Ordinary Course Professional Order” means the Bankruptcy Court’s Order Under 11 U.S.C. § 327 of the Bankruptcy Code Authorizing the Debtors to Employ Professionals Utilized in the Ordinary Course of Business (Docket No. 408).

1.111         “Organizational Documents” means the bylaws, articles of incorporation, corporate charters, certificates of formation, limited liability agreements or other documents or agreements that govern or affect the corporate formation and governance of the Debtors (or any of them).

1.112         “Other Priority Claim” means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.

“Other Unsecured Claims” means a General Unsecured Claim other than an Unsecured Multiple Debtor Claim.

“Other Unsecured Claims Plan Distribution Property” means the General Unsecured Claims Plan Distribution Property less the Unsecured Multiple Debtor Claims Plan Distribution Property or, in lieu of such amounts, as to a Class of Unsecured Multiple Debtor Claims that rejects the Substantive Consolidation Compromise, such other amounts of General Unsecured Claims Plan Distribution Property that remain after distributions to such non-settling Class of Unsecured Multiple Debtor Claims as the Bankruptcy Court may determine in light of its resolution of the Substantive Consolidation Motion.

“Oversubscription” means the participation by an Initial Rights Offering Participant to purchase [●]% of its Primary Allocable Share pursuant to the Rights Offering.

“Oversubscription Allocable Share” means [●]% of an Initial Rights Offering Participant’s Primary Allocable Share.

1.113           “PBGC” has the meaning ascribed to it in Section 12.5 hereof.

“Pension Plans” means the American Bakers Association Retirement Plan and the IBC Defined Benefit Plan, two defined-benefit pension plans sponsored by the Debtors and covered by Title IV of the Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1301-1461 (2000 and Supp. V. 2005).

1.114         “Periodic Distribution Date” means (a) the Distribution Date, as to the first distribution made by the Reorganized Debtors, and (b) thereafter, (i) the first Business Day occurring ninety (90) days after the Distribution Date and (ii) subsequently, the first Business Day occurring ninety (90) days after the immediately preceding Periodic Distribution Date.

1.115         “Person” means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit (as defined in section 101(27) of the Bankruptcy Code), or other entity.

1.116         “Petition Date” means September 22, 2004, the date on which the Debtors filed their voluntary petitions commencing the Chapter 11 Cases.

1.117         “Plan” means this first amended joint plan of reorganization, which is jointly proposed by the Debtors for the resolution of outstanding Claims and Interests in the Chapter 11 Cases, as such plan may be further amended from time to time in accordance with the Bankruptcy Code, Bankruptcy Rules and Section 15.2, and the exhibits hereto.

1.118         “Postpetition Interest” means, collectively, such interest, reasonable fees, costs, or charges provided for under the agreements between a Debtor and a Claimholder whose Claim is secured by property of the Estates to the extent such items have accrued and are payable pursuant to the provisions of the Bankruptcy Code including, without limitation, section 506(b) of the Bankruptcy Code.

1.119         “Potential Rights Offering Participant” has the meaning ascribed to it in subsection 7.6(c)(2) hereof.

1.120         “Prepetition Agent” means the administrative agent for the Prepetition Lenders under the Prepetition Credit Agreement.

1.121         “Prepetition Credit Agreement” means the collective reference to that certain Amended and Restated Credit Agreement, dated as of April 25, 2002, as amended, supplemented or otherwise modified from time to time, by and among Brands and Interstate Brands West Corporation (which was subsequently merged into Interstate Bakeries Corporation), as borrowers, the banks and other financial institutions from time to time thereto, and JPMCB, as administrative agent, all letters of credit issued thereunder, and any collateral or security documents related to the foregoing.

1.122         “Prepetition Credit Facility” means the financing accommodations evidenced by the Prepetition Credit Agreement and related documents.

1.123         “Prepetition Credit Facility Debt” has the meaning ascribed to it in Section 5.9 hereof.

1.124         “Prepetition Lender Actions” the collective reference to that certain First Amended and Restated Complaint to Avoid and Recover Certain Transfers and for Judgment (Ad. Pro. 06-04192) filed with the Bankruptcy Court and any claims or Causes of Action preserved pursuant to that certain Agreed Order Extending the Challenge Deadline, ordered by the Bankruptcy Court on April 24, 2007 (Docket No. 8848).

1.125         “Prepetition Lender Claims” mean all Claims of the Prepetition Agent and the Prepetition Lenders arising under or pursuant to the Prepetition Credit

Facility including, without limitation, the Claim of the Prepetition Lenders for Postpetition Interest whether calculated at the default or non-default rate.

1.126         “Prepetition Lenders” means those Persons holding a Prepetition Lender Claim.

1.127         “Prepetition Lenders Plan Distribution Property” means (i) the Junior Secured Notes, (ii) the New Convertible Secured Notes, (iii) the Class A Common Stock, which shall be ratably reduced in the event cash proceeds from the Rights Offering, if any, are paid to the Prepetition Lenders, (iv) Cash, if any, received from the Rights Offering in an amount not to exceed $17.5 million, which Cash shall reduce the number of shares of Class A Common Stock otherwise to be distributed to the Prepetition Lenders on the Effective Date and (v) if not fully subscribed by the Initial Rights Offering Participants, the option to purchase the Rights Offering Shares as part of the Rights Offering.  In the event of any distribution of Cash to Prepetition Lenders in lieu of shares of Class A Common Stock, the voting rights of Class A Common Stock distributed to the Prepetition Lenders will be modified, as necessary, to maintain supermajority voting status, with votes per share to be calculated so that the Prepetition Lenders shall maintain majority voting control of IBC with the Class A Common Stock issued on the Effective Date.

1.128         “Primary Allocable Share” means the share of New Common Stock available for purchase by an Initial Rights Offering Participant pursuant to the Primary Subscription which share shall be determined by multiplying 3,095,000 by a fraction, the numerator of which is such Initial Rights Offering Participant’s Claim and the denominator of which is the aggregate of all Class 11 Unsecured Multiple Debtor Claims and all Class 12 Other Unsecured Claims that are either Allowed or Disputed.

1.129         “Primary Subscription” means the participation by an Initial Rights Offering Participant to purchase its Primary Allocable Share pursuant to the Rights Offering.

1.130         “Priority Claim” means a Claim entitled to priority pursuant to section 507 of the Bankruptcy Code.

1.131         “Priority Tax Claim” means a Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

1.132         “Pro Rata” means, from time to time, unless this Plan specifically provides otherwise, with respect to Claims, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class.

1.133         “Professional” means those Persons employed in the Chapter 11 Cases pursuant to sections 327 and 1103 of the Bankruptcy Code, or otherwise; provided, however, that “Professional” does not include those Persons retained pursuant to the Ordinary Course Professional Order.

1.134         “Professional Claim” means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services rendered or expenses incurred after the Petition Date and prior to and including the Effective Date.

1.135         “Professional Fee Order” means the order entered by the Bankruptcy Court on October 25, 2004, authorizing the interim payment of Professional Claims subject to the Holdback Amount.

1.136         “Projections” means the financial projections covering the operations of the Debtors and the Reorganized Debtors through Fiscal Year 2012 set forth by the Debtors in Appendix C attached to the Disclosure Statement.

1.137         “Reclamation Claim” means a Claim administered, determined and allowed by agreement between the Debtors and a party asserting a reclamation claim,  all as contemplated pursuant to the Reclamation Order.

1.138         “Reclamation Order” means that certain Order Under 11 U.S.C. §§ 362, 503 and 546 (A) Providing Administrative Expense Treatment for Certain Holders of Valid Reclamation Claims and (B) Establishing Procedures for Resolution and Payment of Reclamation Claims entered by the Bankruptcy Court on November 12, 2004, whereby IBC established procedures for determining the validity and extent of reclamation claims.

1.139         “Reconstitution Order” means that certain Order Pursuant to Bankruptcy Rule 9019, Sections 105, 1107 and 1108 of the Bankruptcy Code, and Section 303 of the Delaware General Corporation Law Approving A Proposed Settlement Reconstituting the Board of Directors of Interstate Bakeries Corporation and Granting Certain Related Relief  entered by the Bankruptcy Court on January 5, 2007, whereby IBC reconstituted its board of directors.

1.140         “Record Date” means the record date for purposes of making distributions under this Plan on account of Allowed Claims, which date shall be January 22, 2008.

1.141         “Reinstated” or “Reinstatement” means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the Claimholder so as to leave such Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code, or (b) notwithstanding any contractual provision or applicable law that entitles the Claimholder to demand or receive accelerated payment of such Claim after the occurrence of a default, (i) curing any such default that occurred before or after the

Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the Claimholder for any damages incurred as a result of any reasonable reliance by such Claimholder on such contractual provision or such applicable law; and (iv) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the Claimholder; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, “going dark” provisions, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by this Plan, or conditioning such transactions or actions on certain factors, shall not be required to be cured or reinstated in order to accomplish Reinstatement.

1.142         “Released Parties” means, collectively, the Debtors, the officers, directors and managing members of the Debtors who were either serving in such capacities as of the Confirmation Date, or who had served in such capacities during the Chapter 11 Cases, the Reorganized Debtors, the officers, directors and managing members of the Reorganized Debtors serving in such capacity after the Effective Date, the DIP Lenders, the Prepetition Lenders, JPMCB, J.P. Morgan Securities Inc., Silver Point, and, with respect to each of the above-named Persons, such Person’s principals, employees, agents, officers, directors, financial advisors, attorneys and other professionals, and any of their successors and assigns.

1.143         “Reorganized . . .” means the applicable Debtor from and after the Effective Date.

1.144         “Reorganized Debtors” means, collectively, all Debtors from and after the Effective Date.

1.145         “Restructuring Transaction(s)” means a dissolution or winding up of the corporate existence of a Debtor or the consolidation, merger, contribution of assets, or other transaction in which a Reorganized Debtor merges with or transfers substantially all of its assets and liabilities to a Reorganized Debtor or their Affiliates, on or after the Effective Date, as set forth in the Restructuring Transactions Notice.

1.146         “Restructuring Transactions Notice” means the notice filed with the Bankruptcy Court on or before the Exhibit Filing Date as Exhibit F to this Plan listing the restructuring Debtors and briefly describing the relevant Restructuring Transactions.

1.147         “Retained Actions” means (a) all claims, rights of action, suits and proceedings, whether in law or in equity, whether known or unknown, which any Debtor holds or may hold against any Person (other than Released Parties), including, without limitation, any Causes of Action brought prior to the Petition Date, and actions against any Persons for failure to pay for products or services provided or rendered by the Debtors, (b) all claims, Causes of Action, suits and proceedings relating to strict enforcement of the Debtors’ intellectual property rights, including patents, copyrights and trademarks, and (c) all claims or Causes of Action seeking the recovery of the Debtors’ or the Reorganized Debtors’ accounts receivable or other receivables or rights to payment created or arising in the ordinary course of the Debtors’ or the Reorganized Debtors’ business but, in each case, excluding the Prepetition Lender Actions and any other Cause of Action otherwise assertable against the Prepetition Lenders.  A nonexclusive list of the Retained Actions is attached hereto as Exhibit A-1.

1.148         “Rights Offering” means an offering of the Rights Offering Shares to the Rights Offering Participants for up to an aggregate amount of the Rights Offering Amount.

1.149         “Rights Offering Amount” means an amount of $50 million.

1.150         “Rights Offering Participants” means all holders of (a) Class 11 Unsecured Multiple Debtor Claims and (b) Class 12 Other Unsecured Claims, and, in the event that the Rights Offering is not fully subscribed by the Claimholders in clauses (a) and (b) above, all holders of Class 9 Prepetition Lenders Claims.

1.151         “Rights Offering Shares” mean 3,095,000 shares of New Common Stock to be issued as a part of the Rights Offering.

1.152         “SEC” has the meaning ascribed to it in Section 12.5 hereof.

1.153         “SERP” means that certain Supplemental Executive Retirement Plan maintained by the Debtors prior to the Petition Date, which provides retirement benefits to certain officers and other select employees, pursuant to which IBC agreed to pay certain key executives and managers who retire after age 60 an annual retirement benefit equal to 1.8% of the participant’s average annual base salary received during the 60 months immediately preceding retirement, for each year of service to IBC, up to 20 years.

1.154         “Scheduled” means, with respect to any Claim or Interest, the status, priority and amount, if any, of such Claim or Interest as set forth in the Schedules.

1.155         “Schedules” means the schedules of assets and liabilities and the statements of financial affairs filed in the Chapter 11 Cases by the Debtors, as such schedules or statements have been or may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

1.156         “Secured Claim” means a Claim, other than a Prepetition Lender Claim, that is secured by a Lien which is not subject to avoidance under the

Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law, on property in which an Estate has an interest, or a Claim that is subject to setoff under section 553 of the Bankruptcy Code; to the extent of the value of the holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable; as determined by a Final Order pursuant to section 506(a) of the Bankruptcy Code, or in the case of setoff, pursuant to section 553 of the Bankruptcy Code, or in either case as otherwise agreed upon in writing by the Debtors or the Reorganized Debtors and the holder of such Claim.  The amount of any Claim that exceeds the value of the holder’s interest in the Estate’s interest in property or the amount subject to setoff shall be treated as an Other Unsecured Claim.

1.157         “Secured Tax Claim” means a Secured Claim arising prior to the Petition Date against any of the Debtors for taxes owed to a governmental unit.

1.158         “Security” shall have the meaning ascribed to it in section 101(49) of the Bankruptcy Code.

1.159         “Servicer” has the meaning ascribed to it in Section 7.4 hereof.

1.160         “Silver Point” means Silver Point Finance, L.L.C. and its affiliated investment funds who have committed to provide the New Credit Facility and to convert their Prepetition Lender Claims all as is set forth in the Commitment Letter.

1.161         “Solicitation Procedures Order” means the order of the Bankruptcy Court approved on [●], 2008 pursuant to which the Bankruptcy Court, inter alia, approved the Disclosure Statement and set various procedures for soliciting and tabulating votes on this Plan.

1.162         “Subordinated Debt Securities Claim” means a Claim subject to subordination under section 510(b) of the Bankruptcy Code that arises from the rescission of a purchase or sale of a debt Security of any Debtor (including, but not limited to, Old Convertible Notes), or for damages arising from the purchase or sale of such debt Security, or for reimbursement, indemnification, or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim.

1.163         “Subordinated Equity Securities Claim” means a Claim subject to subordination under section 510(b) of the Bankruptcy Code that arises from the rescission of a purchase or sale of an equity Security of any Debtor (including, but not limited to, Old Common Stock and Old Common Stock Options), or for damages arising from the purchase or sale of such equity Security, or for reimbursement, indemnification, or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim.

1.164         “Subordinated Securities Claim” means, collectively, all Subordinated Debt Securities Claims and all Subordinated Equity Securities Claims.

1.165         “Subscription Accounts” has the meaning ascribed to it in subsection 7.6(i) hereof.

1.166         “Subscription Agent” means Kurtzman Carson Consultants LLC or Globic Advisors, as applicable.

1.167         “Subscription Expiration Date” means March 3, 2008.

1.168         “Subscription Form” means the subscription form(s) and applicable instructions sent to each Rights Offering Participant.

1.169         “Subscription Purchase Price” means the total amount owed by each Rights Offering Participant for such Rights Offering Participant’s shares of the New Common Stock pursuant to the Rights Offering, including the Primary Subscription, the Oversubscription and the Undersubscription.

1.170         “Subscription Purchase Price Payment Date” means with respect to (x) a Primary or Oversubscription, the Subscription Expiration Date, and (y) an Undersubscription, the date that is the first Business Day prior to the date first set for the Confirmation Hearing.

1.171         “Subscription Rights” means each Rights Offering Participant’s allocable share of the New Common Stock pursuant to the Rights Offering.

1.172         “Subsequent Rights Offering Participants” means all holders of Allowed Class 9 Prepetition Lender Claims.

1.173         “Subsidiary Debtors” means, collectively, Armour and Main Redevelopment Corporation; Baker’s Inn Quality Baked Goods, LLC; IBC Sales Corporation; IBC Services, LLC; IBC Trucking, LLC; Brands; New England Bakery Distributors, L.L.C.; and Mrs. Cubbison’s Foods, Inc.

1.174         “Subsidiary Interests” means, collectively, all of the issued and outstanding shares of stock, membership interests, other equity interests or other instruments evidencing an ownership interest in any Subsidiary Debtor as of the Effective Date, and all options, warrants and rights (whether fixed or contingent, matured or unmatured, disputed or undisputed), contractual, legal, equitable or otherwise, to acquire shares of stock, membership interests or other equity interests in the Subsidiary Debtors, as of the Effective Date, which stock, interests, options, warrants and rights are owned directly or indirectly by IBC.

1.175         “Substantive Consolidation Compromise” means the proposed compromise and settlement of issues and claims related to the substantive consolidation of the Debtors’ Estates as is more specifically described in Sections 3.1 and 3.2 of this Plan and in the Sections of Article V herein dealing with the treatment of Claims classified in Class 11a, 11b, 11c, 11d and 12 of this Plan.

1.176         “Substantive Consolidation Motion” has the meaning ascribed to it in Section 3.4 hereof.

1.177         “Tolling Agreement” means an agreement executed by and among either the Debtors or third party claimants tolling the applicable statute of limitations with respect to a Claim or Cause or Action.

1.178         “Trust Advisory Board” means the board that is to be created pursuant to Section 11.4 of this Plan for the purpose of advising the Trustee with respect to decisions affecting the IBC Creditor Trust.

1.179         “Trust Agreement” means that certain Trust Agreement which is to govern the IBC Creditor Trust, substantially in the form attached as Exhibit G to this Plan, pursuant to which, among other things, the Trust Assets shall be liquidated and distributed to the Claimholders in a manner consistent with the terms of this Plan.

1.180         “Trust Assets” means those assets owned by the IBC Creditor Trust including, without limitation, the Expense Advance to be paid to the IBC Creditor Trust pursuant to this Plan, the Trust Claims, and any and all proceeds of the foregoing and interest or income accruing with respect thereto.

1.181         “Trust Avoidance Claims” mean those of the Avoidance Claims that are specifically listed on Exhibit A-2 hereto and are to be transferred to the IBC Creditor Trust (as opposed to other Avoidance Claims which will be retained by the Reorganized Debtors).

1.182         “Trust Claims” means Trust Avoidance Claims and D&O Claims.

1.183         “Trust Expenses” means all reasonable costs, expenses and fees incurred by the Trustee in the administration of its duties or as contemplated pursuant to the Trust Agreement.

1.184         “Trust Recoveries” means any and all proceeds received by the IBC Creditor Trust from (a) the prosecution to, and collection of, a final judgment of a Trust Claim against a Person or (b) the settlement or other compromise of a Trust Claim against a Person, but does not include the Expense Advance.

1.185         “Trustee” means the trustee of the IBC Creditor Trust as contemplated by the Trust Agreement.

1.186         “Trustee Professionals” has the meaning ascribed to it in subsection 11.3(e) hereof.

1.187         “Undersubscription” means the participation by a Subsequent Rights Offering Participant to purchase its Undersubscription Allocable Share.

1.188         “Undersubscription Allocable Share” means the share of New Common Stock available for purchase by a Subsequent Rights Offering Participant in accordance with their respective ratable percentage ownership of the Prepetition Credit Facility Debt.

1.189         “Unimpaired” refers to any Claim which is not Impaired.

“Union Contracts” means those certain collectively bargained labor contracts among Brands and the various unions duly organized and representing certain of Brands’ employees that are in full force and effect on the Effective Date, and any related modification agreement, extension agreement and side agreement duly executed by Brands.

 “Unsecured Multiple Debtor Claim” means a General Unsecured Claim for which more than one Debtor is legally obligated (whether by way of guarantee, being a co-obligor, by operation of law or otherwise) as set forth in Class 11a, 11b, 11c or 11d, as applicable.

1.190         “Unsecured Multiple Debtor Claims Plan Distribution Property” means the aggregate amount of the Control Group Liability Claims Plan Distribution Property, Old Convertible Note Claims Plan Distribution Property, First Union Claims Plan Distribution Property and General Electric Claims Plan Distribution Property.

1.191         “Voting Deadline” means March 3, 2008 at 4:00 p.m. (prevailing Pacific time).

1.192         “Workers’ Compensation Claim” means a Claim held by an employee of the Debtors (or any of the them) for workers’ compensation coverage under the workers’ compensation program applicable in the particular state in which the employee is employed by the Debtors.

C.	Rules of Interpretation

For purposes of this Plan (a) any reference in this Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in this Plan to an existing document or Exhibit filed or to be filed means such document or Exhibit as it may have been or may be amended, modified or supplemented, (c) unless otherwise specified, all references in this Plan to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and

Exhibits of or to this Plan, (d) the words “herein” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan, (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan, (f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply, (g) to the extent the Disclosure Statement is inconsistent with the terms of this Plan, this Plan shall control, (h) to the extent an Exhibit or this Plan is inconsistent with the Confirmation Order, the Confirmation Order shall control and (i) in light of the fact that this Plan is the product of extensive discussions and negotiations between and among, inter alia, the Debtors, Creditors’ Committee, Prepetition Lenders, Silver Point, and certain other creditors and constituencies, each of which was represented by counsel who either (1) participated in the formulation and documentation of, or (2) was afforded the opportunity to review and provide comments on, this Plan, the Disclosure Statement, and the documents ancillary thereto, the general rule of contract construction known as “contra preferentem” shall not apply to the construction or interpretation of any provision of this Plan, the Disclosure Statement, or any contract, instrument, release, indenture, exhibit, or other agreement or document generated in connection therewith.

D.	Computation of Time

In computing any period of time prescribed or allowed by this Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

E.	Exhibits

All Exhibits are incorporated into and are a part of this Plan as if set forth in full herein and, to the extent not annexed hereto, such Exhibits shall be filed with the Bankruptcy Court on or before the Exhibit Filing Date.  After the Exhibit Filing Date, copies of Exhibits can be obtained upon written request to Skadden, Arps, Slate, Meagher & Flom LLP, 333 West Wacker Drive, Chicago, Illinois 60606 (Attn: J. Eric Ivester, Esq.), counsel to the Debtors.  To the extent any Exhibit is inconsistent with the terms of this Plan, unless otherwise ordered by the Bankruptcy Court, this Plan shall control.

ARTICLE II

ADMINISTRATIVE EXPENSES
AND PRIORITY TAX CLAIMS

2.1           Administrative Claims.  Subject to the provisions of Article IX of this Plan, on the first Periodic Distribution Date occurring after the later of (a) the date an Administrative Claim becomes an Allowed Administrative Claim or (b) the date an Administrative Claim becomes payable pursuant to any agreement between a Debtor (or a Reorganized Debtor) and the holder of such Administrative Claim, an

Allowed Administrative Claimholder in any Debtor’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Administrative Claim, (x) Cash equal to the unpaid portion of such Allowed Administrative Claim or (y) such other treatment as to which the Debtors (or the Reorganized Debtors) and such Claimholder shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto; providedfurther, however, that in no event shall a postpetition obligation that is contingent or disputed and subject to liquidation through pending or prospective litigation, including, but not limited to, alleged obligations arising from personal injury, property damage, products liability, consumer complaints, employment law (excluding claims arising under workers’ compensation law), secondary payor liability, or any other disputed legal or equitable claim based on tort, statute, contract, equity, or common law, be considered to be an obligation which is payable in the ordinary course of business; providedfurther, however, that Reclamation Claims allowed pursuant to the procedures set forth in the Reclamation Order shall be paid in Cash on the Distribution Date or as soon thereafter as is practical.

2.2           Priority Tax Claims. With respect to each Allowed Priority Tax Claim in any Debtor’s Chapter 11 Case, at the sole option of the Debtors (or the Reorganized Debtors after the Effective Date), the Allowed Priority Tax Claimholder shall be entitled to receive on account of such Priority Tax Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Priority Tax Claim, (a) equal Cash payments made on the last Business Day of every three (3) month period following the Effective Date, over a period not exceeding six years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date, (b) such other treatment agreed to by the Allowed Priority Tax Claimholder and the Debtors (or the Reorganized Debtors), provided such treatment is on more favorable terms to the Debtors (or the Reorganized Debtors after the Effective Date) than the treatment set forth in subsection (a) above, or (c) payment in full in Cash.

ARTICLE III

SUBSTANTIVE CONSOLIDATION COMPROMISE

3.1           Issues Subject to Compromise.  This Plan proposes, and its terms embody, the Substantive Consolidation Compromise, which is a compromise and settlement of intercreditor issues relating to whether the liabilities and assets of the Debtors and their Estates should be substantively consolidated for certain purposes including purposes of distributions under this Plan. These issues relate primarily to the following: (a) whether the elements necessary to obtain an order of substantive consolidation are satisfied in the Chapter 11 Cases; (b) the value of the Debtors’ Estates on an individual and a consolidated basis, and the proper method of determining such value; (c) whether the Estate of each Debtor should be treated separately for purposes of making distributions to holders of Claims; (d) whether it is possible to attribute particular Claims asserted in the Chapter 11 Cases to a specific Debtor; (e) the value to be ascribed to guarantees issued by one Debtor in favor of creditors of another Debtor; (f) the strength of the relative rights and positions of the different Classes of General Unsecured Claims with respect to disputes over substantive consolidation; (g) other issues relating to the rights of certain Estates, Claims, or Classes of Claims vis-à-vis other Estates, Claims, or Classes of Claims; (h) the amount and priority of Intercompany Claims and the potential voidability of certain Intercompany Claims and intercompany transfers; and (i) the treatment of Interests in Subsidiary Debtor.

3.2           Effect of Substantive Consolidation.  As a result of the Substantive Consolidation Compromise proposed in this Plan, in the event either Class 11a, 11b, 11c or 11d votes separately as a Class to accept this Plan and Class 12 votes as a Class to accept this Plan, with respect to such accepting Classses: (a) the separate Chapter 11 Cases of the Debtors other than IBC shall be consolidated into the case of IBC as a single consolidated case; (b) all property of the Estate of each Debtor shall be deemed to be property of the consolidated Estates; (c) all Claims against each Estate shall be deemed to be Claims against the consolidated Estates, any proof of claim filed against more than one Debtor shall be deemed to be a single Claim filed against the consolidated Estates, and all duplicate proofs of Claim for the same underlying Claim filed against more than one Debtor shall be deemed expunged; (d) except as otherwise provided in this Plan, no distributions under this Plan shall be made on account of Intercompany Claims; (e) except as provided by the compromise treatment of unsecured Claims in Sections 5.7, 5.10 and 5.11 of this Plan, all Claims based upon prepetition unsecured guarantees by one Debtor in favor of any other of the Debtors (other than guarantees existing under assumed executory contracts or assumed unexpired leases) or other bases of co-Debtor liability shall be eliminated, and no separate distributions under this Plan shall be made on account of Claims based upon such guarantees or other bases of co-Debtor liability; and (f) no distributions under this Plan shall be made on account of any Interests in Subsidiary Debtors. This Plan shall not result in the merger or otherwise affect the separate legal existence of any Debtor, other than with respect to distribution rights under this Plan. The Substantive Consolidation Compromise shall not (i) impair the validity or enforceability of guarantees that exist under or with respect to assumed executory contracts or assumed unexpired leases; (ii) affect valid, enforceable, and unavoidable Liens that would not otherwise be terminated under this Plan, except for Liens that secure a Claim that is eliminated by virtue of the substantive consolidation contemplated hereby and Liens against collateral that are extinguished by virtue of such substantive consolidation; (iii) have the effect of creating a Claim in a Class different from the Class in which a Claim would have been placed in the absence of the Substantive Consolidation Compromise and the structure of this Plan; or (iv) affect the obligation of each of the Reorganized Debtors, pursuant to Section 1930 of Title 28 of the United States Code, to pay quarterly fees to the Office of the United States Trustee until such time as each particular Debtor’s case is closed.

3.3           Approval of Substantive Consolidation Compromise.  This Plan shall constitute a motion under sections 105, 363 and 1123 of the Bankruptcy Code and Rule 9019, as applicable, of the Bankruptcy Rules for approval of the Substantive Consolidation Compromise, and the confirmation of this Plan shall constitute approval of the motion by the Bankruptcy Court, and the Confirmation Order shall contain findings supporting and conclusions approving the compromise and settlement as fair and equitable and within the bounds of reasonableness.

3.4           Substantive Consolidation Motion.  To the extent that (a) the Substantive Consolidation Compromise is rejected by separate class vote by either Class 11a, 11b, 11c or 11d or (b) in the event that Class 12 votes as a class to reject this Plan, this Plan shall be deemed a motion seeking substantive consolidation (the “Substantive Consolidation Motion”) with respect to a Class or Classes of Claims that has rejected the Substantive Consolidation Compromise or against all Classes of General Unsecured Claims in the event that Class 12 votes separately as a Class to reject this Plan.  In conjunction with the Substantive Consolidation Motion, the Debtors will, among other issues, litigate the matters described in Section 3.1 of this Plan and will seek the relief that is outlined in Section 3.2 of this Plan that would have been covered by the Substantive Consolidation Compromise had it not been rejected. The rejecting Class(es) described in the first sentence of this Section 3.4 shall receive on account, and in full satisfaction, settlement, release and discharge of, and in exchange for, their Claims, an amount (whether higher or lower than the distribution that would have been afforded by this Plan pursuant to the Substantive Consolidation Compromise) that the Bankruptcy Court determines the Claimholders in such rejecting Class(es) are entitled to receive based upon the Bankruptcy Court’s ruling on the Substantive Consolidation Motion.  The objections to the Substantive Consolidation Motion may be decided at the Confirmation Hearing or at a later date.  In the event the objections are determined subsequent to the Effective Date, the Debtors shall reserve amounts from the General Unsecured Claims Plan Distribution Property sufficient to make distributions required as a result of the Bankruptcy Court’s determination of the Substantive Consolidation Motion.

ARTICLE IV

CLASSIFICATION OF CLAIMS AND INTERESTS

4.1           Introduction.

Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Interests in the Debtors.  A Claim or Interest is placed in a particular Class for purposes of voting on this Plan and of receiving distributions pursuant to this Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date.  In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified, and their treatment is set forth in Article II herein.

4.2           Unimpaired Classes of Claims and Interests (deemed to have accepted this Plan and, therefore, not entitled to vote).

(a)           Class 1 – Secured Tax Claims.  Class 1 consists of all Secured Tax Claims.

(b)           Class 2 – Secured Claims.  Class 2 consists of each separate subclass for Secured Claims.  Each subclass is deemed to be a separate Class for all purposes under the Bankruptcy Code.

(c)           Class 3 – Other Priority Claims.  Class 3 consists of Other Priority Claims.

(d)           Class 4 – Intercompany Claims. Class 4 consists of all Intercompany Claims.

(e)           Class 5 – Administrative Convenience Claims. Class 5 consists of all Administrative Convenience Claims.

(f)           Class 6 – Workers’ Compensation Claims. Class 6 consists of all Workers’ Compensation Claims.

(g)           Class 7 – General Unsecured Claims (Mrs. Cubbison’s).  Class 7 consists of all General Unsecured Claims that may exist against Mrs. Cubbison’s.

(h)           Class 8 – Interests in Subsidiary Debtors.  Class 8 consists of Interests in any of the Subsidiary Debtors, except for Interests in Brands Preferred Stock.

4.3           Impaired Classes of Claims (Classes 9, 10, 11a, 11b, 11c, 11d and 12 are entitled to vote on this Plan; Classes 13a, 13b and 14 are deemed to have rejected this Plan and, therefore, are not entitled to vote).

(a)           Class 9 – Prepetition Lender Claims.  Class 9 consists of the Prepetition Lender Claims.

(b)           Class 10 – Capital Lease Claims.  Class 10 consists of  separate subclasses for the secured portion of each Capital Lease Claim.  Each subclass is deemed to be a separate Class for all purposes under the Bankruptcy Code.  The unsecured portion of each Capital Lease Claim shall be classified and treated as Class 12 Other Unsecured Claims.

(c)           Class 11 – Unsecured Multiple Debtor Claims. Class 11 consists of four separate subclasses for the Unsecured Multiple Debtor Claims.  Each subclass is deemed to be a separate Class for all purposes under the Bankruptcy Code.

(1)           Control Group Liability Claims.  Class 11a consists of all Control Group Liability Claims.

(2)           Old Convertible Note Claims.  Class 11b consists of all Old Convertible Note Claims.

(3)           First Union Claims.  Class 11c consists of the First Union Claims.

(4)           General Electric Claims.  Class 11d consists of the General Electric Claims.

(d)           Class 12 – Other Unsecured Claims.  Class 12 consists of all Other Unsecured Claims that may exist against a particular Debtor other than Mrs. Cubbison’s.

4.4           Impaired Classes of Claims and Interests (deemed to have rejected this Plan and, therefore, not entitled to vote).

(a)           Class 13 – Subordinated Securities Claims. Class 13 consists of two separate subclasses for the Subordinated Securities Claims.  Each subclass is deemed to be a separate Class for all purposes under the Bankruptcy Code.  Both subclasses are deemed to have rejected this Plan and, therefore, neither subclass is entitled to vote.

(1)           Subordinated Debt Securities Claims.  Class 13a consists of all Subordinated Debt Securities Claims that may exist against a particular Debtor.

(2)           Subordinated Equity Securities Claims.  Class 13b consists of all Subordinated Equity Securities Claims that may exist against a particular Debtor.

(b)           Class 14 – Interests in Brands Preferred Stock.  Class 14 consists of Interests in Brands Preferred Stock.

(c)           Class 15 – Interests in IBC.  Class 15 consists of Interests in IBC.

ARTICLE V

PROVISIONS FOR TREATMENT OF
CLAIMS AND INTERESTS

5.1           Class 1 (Secured Tax Claims).  Except as otherwise provided in and subject to Section 9.10 herein, on the first Periodic Distribution Date occurring after the later of (a) the date a Secured Tax Claim becomes an Allowed Secured Tax Claim or (b) the date a Secured Tax Claim becomes payable pursuant to any agreement between IBC (or Reorganized IBC) and the holder of such Secured Tax Claim, the holder of such Class 1 Secured Tax Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Secured Tax Claim, (x) Cash equal to the amount of such Allowed Secured Tax Claim or (y) such other treatment as to which IBC (or Reorganized IBC) and such Claimholder shall have agreed in writing, provided that such treatment is not more favorable than the treatment in clause (x) above.  The Debtors’ failure to object to a Secured Tax Claim in the Chapter 11 Cases shall be without prejudice to the Reorganized Debtors’ right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claim is sought to be enforced by the holder of the Secured Tax Claim.

5.2           Class 2 (Secured Claims). Except as otherwise provided in and subject to Section 9.10 herein, on the first Periodic Distribution Date occurring after the later of (a) the date a Secured Claim becomes an Allowed Secured Claim or (b) the date a Secured Claim becomes payable pursuant to any agreement between IBC (or Reorganized IBC) and the holder of such Secured Claim, the Debtors (or Reorganized Debtors) shall, in full satisfaction, settlement, release, and discharge of and in exchange for such Class 2 Secured Claim, (x) pay Cash equal to the amount of such Allowed Secured Claim, (y) return the collateral to the secured creditor with respect to such Secured Claim, or (z) reinstate such Secured Claim in accordance with the provisions of subsection 1124(2) of the Bankruptcy Code.  The Debtors’ failure to object to a Secured Claim in the Chapter 11 Cases shall be without prejudice to the Reorganized Debtors’ right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Reorganized Debtors) when and if such Claim is sought to be enforced by the holder of the Secured Claim.

5.3           Class 3 (Other Priority Claims). Except as otherwise provided in and subject to Section 9.10 herein, on the first Periodic Distribution Date occurring after the later of (a) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (b) the date an Other Priority Claim becomes payable pursuant to any agreement between IBC (or Reorganized IBC) and the holder of such Other Priority Claim, each Class 3 Other Priority Claimholder shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Other Priority Claim, (x) Cash in an amount equal to the amount of such Allowed Other Priority Claim or (y) such other treatment as to which IBC (or Reorganized IBC) and such Claimholder shall have agreed upon in writing, providedthat such treatment is not more favorable than the treatment in clause (x) above.  The Debtors’ failure to object to an Other Priority Claim in the Chapter 11 Cases shall be without prejudice to the Reorganized Debtors’ right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claim is sought to be enforced by the holder of the Other Priority Claim.

5.4           Class 4 (Intercompany Claims).  Each Claim between and among any of the Debtors will, in the sole discretion of the applicable Debtor or Reorganized Debtor holding such Claim, be (a) released, waived and discharged as of the Effective Date, (b) contributed to the capital of the obligor corporation, (c) dividended, or (d) remain unimpaired.

5.5           Class 5 (Administrative Convenience Claims). On, or as soon as reasonably practicable after, the later of (i) the Effective Date, or (ii) the date on which an Administrative Convenience Claim becomes an Allowed Administrative Convenience Claim, the holder of a Class 5 Administrative Convenience Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Administrative Convenience Claim, Cash equal to (x) the amount of such Allowed Administrative Convenience Claim if such amount is less than or equal to $1,000 or (y) $1,000 if the amount of such Allowed Administrative Convenience Claim is greater than $1,000.

5.6           Class 6 (Workers’ Compensation Claims). The Reorganized Debtors shall pay all Workers’ Compensation Claims that are determined to be valid under applicable state law and the corresponding programs maintained by the Debtors in accordance with the terms and conditions of such state law and such programs. Nothing in this Plan shall be deemed to discharge, release, or relieve the Debtors or the Reorganized Debtors from any current or future liability with respect to any valid Workers’ Compensation Claim, regardless of when the underlying injuries occurred. All payments of Workers’ Compensation Claims made by the Debtors during the pendency of the Chapter 11 Cases are hereby ratified. The Debtors’ failure to object to a Workers’ Compensation Claim in the Chapter 11 Cases shall be without prejudice to the Reorganized Debtors’ right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Reorganized Debtors) when and if such Claim is sought to be enforced by the holder of the Workers’ Compensation Claim.

5.7           Class 7 (General Unsecured Claims (Mrs. Cubbison’s)). Except as otherwise provided in and subject to Section 9.10 herein, on the first Periodic Distribution Date occurring after the later of (a) the date a General Unsecured Claim against Mrs. Cubbison’s becomes an Allowed General Unsecured Claim against Mrs. Cubbison’s or (b) the date a General Unsecured Claim against Mrs. Cubbison’s becomes payable pursuant to any agreement between Mrs. Cubbison’s and the holder of such Claim, the holder of such Class 7 General Unsecured Claim against Mrs. Cubbison’s shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Claim (x) Cash equal to the amount of such Claim or (y) such other treatment as to which the Debtors (or the Reorganized Debtors) and such Claimholder shall have agreed upon in writing, provided that such treatment is not more favorable than the treatment in clause (x) above.  The Debtors’ failure to object to a General Unsecured Claim against Mrs. Cubbison’s in the Chapter 11 Cases shall be without prejudice to the Reorganized Debtors’ right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claim is sought to be enforced by the Claimholder of such Claim.

5.8           Class 8 (Interests in Subsidiary Debtors). Class 8 Interests in the Subsidiary Debtors shall be unaffected by this Plan, except to the extent required by the Restructuring Transactions.

5.9           Class 9 (Prepetition Lender Claims). Notwithstanding any provision to the contrary herein, upon entry of the Confirmation Order, all Prepetition Lender Claims (excluding liability of the Debtors to the Prepetition Lenders for undrawn, outstanding letters of credit) shall be allowed in full in the aggregate amount of $[●] (the “Prepetition Credit Facility Debt”) and shall constitute Allowed Claims for all purposes in these Chapter 11 Cases, not subject to defense, offset, counterclaim, reduction, subordination or recharacterization by the Debtors or any party in interest.

On the Effective Date, each holder of an Allowed Prepetition Lender Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Claim, its Pro Rata share of each component of the Prepetition Lenders Plan Distribution Property, with the amount of each Claimholder’s Pro Rata share to be determined by a fraction, the numerator of which is equal to the amount of such Claimholder’s Allowed Prepetition Lender Claim, and the denominator of which is equal to the aggregate amount of all Allowed Prepetition Lender Claims.  Adequate Protection Claims shall be deemed satisfied in full by payments made pursuant to the DIP Facility Order.

On the Effective Date, issued and outstanding letters of credit under the Prepetition Credit Agreement shall be either replaced and cancelled or secured by “back-up” letters of credit.

5.10           Class 10 (Capital Lease Claims). Except as otherwise provided and subject to Section 9.10 herein, on the first Periodic Distribution Date occurring after the later of (a) the date a Capital Lease Claim becomes an Allowed Capital Lease Claim or (b) the date a Capital Lease Claim becomes payable pursuant to any agreement between the Debtors and the holder of such Capital Lease Claim, the holder of such Class 10 Capital Lease Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Class 10 Capital Lease Claim shall, in the sole discretion of the Debtors, (w) receive deferred Cash payments totaling at least the allowed amount of such Allowed Class 10 Capital Lease Claim, (x) upon abandonment by the Debtors, receive the collateral with respect to such Capital Lease Claim, (y) have such Class 10 Capital Lease Claim reinstated in accordance with the provisions of subsection 1124(2) of the Bankruptcy Code, or (z) receive such other treatment as the debtors and such Claimholder shall have agreed upon in writing as announced at or prior to the Confirmation Hearing.

5.11           Class 11a (Control Group Liability Claims). Except as otherwise provided and subject to Section 9.10 herein, on the first Periodic Distribution Date occurring after the later of (a) the date a Control Group Liability Claim becomes an Allowed Control Group Liability Claim or (b) the date a Control Group Liability Claim becomes payable pursuant to any agreement between the Debtors and the holder of such Control Group Liability Claim, (x) in the event Class 11a Control Group Liability Claims votes as a Class to accept this Plan, the holder of such Class 11a Control Group Liability Claim shall, in accordance with the Substantive Consolidation Compromise, and in recognition of the multiple obligor and multiple guarantor liabilities with respect to the Control Group Liability Claims, receive in full satisfaction, settlement, release and discharge of and in exchange for such Control Group Liability Claim, its Pro Rata share of the Control Group Liability Claims Plan Distribution Property, with the amount of each Claimholder’s Pro Rata share to be determined by a fraction, the numerator of which is equal to the amount of such Claimholder’s Allowed Class 11a Control Group Liability Claim, and the denominator of which is equal to the aggregate amount of all Allowed Control Group Liability Claims; or (y) in the event that either Class 11a Control Group Liability Claims or Class 12 Other Unsecured Claims votes as a Class to reject this Plan, the holder of such Allowed Control Group Liability Claim shall receive such amounts of General Unsecured Claims Plan Distribution Property that the Bankruptcy Court rules the holder of such Allowed Control Group Liability Claim is entitled to receive in light of the Bankruptcy Court’s resolution of the Substantive Consolidation Motion.

5.12           Class 11b (Old Convertible Note Claims).  On the Distribution Date, in accordance with the Substantive Consolidation Compromise, and in recognition of the multiple obligor and multiple guarantor liabilities with respect to the Old Convertible Note Claims, (x) in the event Class 11b Old Convertible Note Claims votes as a Class to accept this Plan, each holder of an Allowed Class 11b Old Convertible Note Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Old Convertible Note Claim, its Pro Rata share of the Old Convertible Note Claims Plan Distribution Property, with the amount of each Claimholder’s Pro Rata share to be determined by a fraction, the numerator of which is equal to the amount of such Claimholder’s Allowed Class 11b Old Convertible Note Claim, and the denominator of which is equal to the aggregate amount of all Allowed Old Convertible Note Claims; or (y) in the event that either Class 11b Old Convertible Note Claims or Class 12 Other Unsecured claims votes as a Class to reject this Plan, each holder of an Allowed Old Convertible Note Claim shall receive such amounts of General Unsecured Claims Plan Distribution Property that the Bankruptcy Court rules the holder of such Allowed Old Convertible Notes Claim is entitled to receive in light of the Bankruptcy Court’s resolution of the Substantive Consolidation Motion.

5.13           Class 11c (First Union Claims). On the Distribution Date, (x) in the event the holder of the First Union Claims votes to accept this Plan, the holder of the First Union Claims shall, in accordance with the Substantive Consolidation Compromise, and in recognition of the multiple obligor and multiple guarantor liabilities with respect to the First Union Claims, receive in full satisfaction, settlement, release and discharge of and in exchange for the First Union Claims, the First Union Claims Plan Distribution Property; or (y) in the event that either the holder of the First Union Claims or Class 12 Other Unsecured Claims votes as a Class to reject this Plan, the holder of the First Union Claims shall receive such amounts of General Unsecured Claims Plan Distribution Property that the Bankruptcy Court rules the holder of the First Union Claims is entitled to receive in light of the Bankruptcy Court’s resolution of the Substantive Consolidation Motion.

5.14           Class 11d (General Electric Claims). On the Distribution Date, (x) in the event the holder of the General Electric Claims votes to accept this Plan, the holder of the General Electric Claims shall, in accordance with the Substantive Consolidation Compromise, and in recognition of the multiple obligor and multiple guarantor liabilities with respect to the General Electric Claims, receive in full satisfaction, settlement, release and discharge of and in exchange for the General Electric Claims, the General Electric Claims Plan Distribution Property; or (y) in the event that either the holder of the General Electric Claims or Class 12 Other Unsecured Claims votes as a Class to reject this Plan, the holder of the General Electric Claims shall receive such amounts of General Unsecured Claims Plan Distribution Property that the Bankruptcy Court rules the holder of the General Electric Claims is entitled to receive in light of the Bankruptcy Court’s resolution of the Substantive Consolidation Motion.

5.15           Class 12 (Other Unsecured Claims). Except as otherwise provided in and subject to Section 9.10 herein, on the first Periodic Distribution Date occurring after the later of the date (a) an Other Unsecured Claim becomes an Allowed Other Unsecured Claim or (b) an Other Unsecured Claim becomes payable pursuant to any agreement between the Debtors and the holder of such Other Unsecured Claim, the holder of an Allowed Class 12 Other Unsecured Claim against the Debtors shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Other Unsecured Claim, its Pro Rata share of the Other Unsecured Claims Plan Distribution Property, with the amount of each Claimholder’s Pro Rata share to be determined by a fraction, the numerator of which is equal to the amount of such Claimholder’s Allowed Other Unsecured Claim, and the denominator of which is equal to the aggregate amount of all Allowed Other Unsecured Claims.

5.16           Class 13a (Subordinated Debt Securities Claims). Subordinated Debt Securities Claims shall be cancelled, released, and extinguished.  Holders of Subordinated Debt Securities Claims shall receive no distribution under this Plan on account of such Claims.

5.17           Class 13b (Subordinated Equity Securities Claims).  Subordinated Equity Securities Claims shall be cancelled, released, and extinguished.  Holders of Subordinated Equity Securities Claims shall receive no distribution under this Plan on account of such Claims.

5.18           Class 14 (Interests in Brands Preferred Stock). Interests in Brands Preferred Stock shall be cancelled, released, and extinguished, and holders of such Interests shall neither receive nor retain any property on account of such Interests.

5.19           Class 15 (Interests in IBC). Interests in IBC shall be cancelled, released, and extinguished, and holders of such Interests shall neither receive nor retain any property on account of such Interests.

5.20           Special Provisions Regarding Insured Claims.

(a)           Distributions under this Plan to each holder of an Insured Claim shall be in accordance with the treatment provided under this Plan for Other Unsecured Claims; provided, however, that the maximum amount of any Claim under this Plan on account of an Allowed Insured Claim upon which a distribution shall be made shall be limited to an amount equal to the applicable self-insured retention under the relevant insurance policy; provided further, however, that, to the extent a holder has an Allowed Insured Claim the amount of which exceeds the total coverage available from the relevant insurance policies of the Debtors, such holder shall have an Allowed Other Unsecured Claim in the amount by which such Allowed Insured Claim exceeds the coverage available from the relevant Debtors’ insurance policies. Nothing in this section shall constitute a waiver or release of any Retained Actions or Avoidance Claims the Debtors may hold against any Person, including the Debtors’ insurance carriers; and nothing in this section is intended to, shall, or shall be deemed to preclude any holder of an Allowed Insured Claim from seeking and/or obtaining a distribution or other recovery from any insurer of the Debtors in addition to (but not in duplication of) any distribution such holder may receive under this Plan; provided, however, that the Debtors do not waive, and expressly reserve their rights to assert that any insurance coverage is property of the Estates to which they are entitled.

(b)           This Plan shall not expand the scope of, or alter in any other way, the rights and obligations of the Debtors’ insurers under their policies, and the Debtors’ insurers shall retain any and all defenses to coverage that such insurers may have, including the right to contest and/or litigate with any party, including the Debtors, the existence, primacy and/or scope of available coverage under any alleged applicable policy. This Plan shall not operate as a waiver of any other Claims the Debtors’ insurers have asserted or may assert in any proof of claim or the Debtors’ rights and defenses to such proofs of claim.

5.21           Reservation of Rights.  Except as otherwise explicitly provided in this Plan, nothing shall affect the Debtors’ or the Reorganized Debtors’ rights and defenses, both legal and equitable, with respect to any Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment of Claims.  Except to the extent a Reorganized Debtor expressly assumes an obligation or liability of a Debtor or another Reorganized Debtor, this Plan shall not operate to impose liability on any Reorganized Debtor for the Claims against any other Debtor or the debts and obligations of any other Debtor or Reorganized Debtor, and from and after the Effective Date, each Reorganized Debtor, subject to the Restructuring Transactions, will be separately liable for its own obligations.

ARTICLE VI

ACCEPTANCE OR REJECTION OF THE PLAN;
EFFECT OF REJECTION BY ONE OR MORE
IMPAIRED CLASSES OF CLAIMS OR INTERESTS

6.1           Impaired Classes of Claims Entitled to Vote. Holders of Claims and Interests in each Impaired Class of Claims or Interests are entitled to vote as a Class to accept or reject this Plan, other than Classes that are deemed to reject this Plan as provided in Section 6.4 herein.  Accordingly, the votes of holders of Claims in Classes 9, 10, 11 and 12 shall be solicited with respect to this Plan.

6.2           Classes Deemed to Accept Plan.  Class 1 Secured Tax Claims, Class 2 Secured Claims, Class 3 Other Priority Claims, Class 4 Intercompany Claims, Class 5 Administrative Convenience Claims, Class 6 Workers’ Compensation Claims, Class 7 General Unsecured Claims (Mrs. Cubbison’s) and Class 8 Interests in Subsidiary Debtors are Unimpaired by this Plan.  Under section 1126(f) of the

Bankruptcy Code and/or the Solicitation Procedures Order, such Claimholders are conclusively presumed to have accepted this Plan, and the votes of such Claimholders will not be solicited.

6.3           Acceptance by Impaired Classes.  Class 9 Prepetition Lender Claims, Class 10 Capital Lease Claims, Class 11a Control Group Liability Claims, Class 11b Old Convertible Note Claims, Class 11c First Union Claims, Class 11d General Electric Claims and Class 12 Other Unsecured Claims are Impaired under this Plan.  Pursuant to section 1126(c) of the Bankruptcy Code, and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class has accepted this Plan if this Plan is accepted by the holders of at least two-third (⅔) in dollar amount and more than one-half (½) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject this Plan.

6.4           Classes Deemed to Reject Plan.  Because holders of Class 13a Subordinated Debt Securities Claims, Class 13b Subordinated Equity Securities Claims, Class 14 Interests in Brands Preferred Stock and Class 15 Interests in IBC are not receiving a distribution under this Plan on account of such Claims or Interests, they are conclusively presumed to have rejected this Plan, and the votes of such holders will not be solicited.

6.5           Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code.  To the extent that any Impaired Class entitled to vote rejects this Plan or is deemed to have rejected it, the Debtors will request confirmation of this Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code.

6.6           Confirmability and Severability of a Plan. Subject to Section 15.2, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan as it applies to the Debtors or to any particular Debtor.  A determination by the Bankruptcy Court that this Plan, as it applies to the Debtors or to any particular Debtor, is not confirmable pursuant to section 1129 of the Bankruptcy Code shall not limit or affect: (a) the confirmability of this Plan as it applies to the Debtors or to any particular Debtor; or (b) the Debtors’ ability to modify this Plan, as it applies to the Debtors or to any particular Debtor, to satisfy the confirmation requirements of section 1129 of the Bankruptcy Code.

ARTICLE VII

MEANS FOR IMPLEMENTATION OF THE PLAN

7.1           Continued Corporate Existence. Subject to the Restructuring Transactions contemplated by this Plan, each of the Debtors shall continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation or limited liability company, as applicable, under applicable law in the jurisdiction in which each applicable Debtor is organized and pursuant to the

Organizational Documents in effect prior to the Effective Date, except to the extent such Organizational Documents are amended by this Plan, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date.

7.2           Corporate Action.  Each of the matters provided for under this Plan involving the corporate structure of the Debtors or corporate action to be taken by or required of the Debtors shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by stockholders, creditors, or directors of the Debtors.

7.3           Certificate of Incorporation and Bylaws. The Organizational Documents shall be amended as necessary to satisfy the provisions of this Plan and the Bankruptcy Code.  The Organizational Documents for Reorganized IBC shall, among other things, authorize (a) 3,333,333 shares of Class A Common Stock, $0.01 par value per share and (b) 50,000,000 shares of Class B Common Stock, $0.01 par value per share. The form of Certificate of Incorporation for Reorganized IBC is attached hereto as Exhibit H and the form of bylaws for Reorganized IBC is attached hereto as Exhibit I.  A summary description of the Class A Common Stock and the Class B Common Stock, including the voting rights attendant to such classes of New Common Stock, is set forth as Exhibit J. The charter and bylaws of each Reorganized Subsidiary Debtor, shall be amended as necessary to satisfy the provisions of this Plan and the Bankruptcy Code and shall include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code, until two (2) years after the Effective Date.

7.4           Cancellation of Existing Securities and Agreements.  On the Effective Date, except as otherwise specifically provided for herein, (a) the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors, except such notes or other instruments evidencing indebtedness or obligations of or Interests in the Debtors that are Reinstated under this Plan, shall be cancelled, and (b) the obligations of, Claims against, and/or Interests in the Debtors under, relating, or pertaining to any agreements, indenture, certificates of designation, bylaws, or certificate or articles of incorporation or similar document governing the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors or ownership interest in the Debtors, except such notes or other instruments evidencing indebtedness or obligations of or interests in the Debtors that are Reinstated under this Plan, as the case may be, shall be released and discharged; provided, however, that the Indenture and any other agreement that governs the rights of a Claimholder and that is administered by an indenture trustee, an agent, or a servicer (each hereinafter referred to as a “Servicer”) shall continue in effect solely for purposes of (i) allowing such Servicer to make the distributions to be made on account of such Claims under this Plan as provided in Article  IX of this Plan and (ii) permitting such Servicer to maintain any rights or liens it may have for fees, costs, and expenses under the Indenture or other agreement; provided, further, that the preceding provision shall not affect the discharge of Claims against or Interests in the Debtors under the Bankruptcy Code, the Confirmation Order, or this Plan, or result in any expense or liability to the Reorganized Debtors.  The Reorganized Debtors shall not have any obligations to any Servicer (or to any Disbursing Agent replacing such Servicer) for any fees, costs, or expenses except as expressly provided in Section 9.6 hereof; provided, however, that nothing herein shall preclude any Servicer (or any Disbursing Agent replacing such Servicer) from being paid or reimbursed for prepetition or postpetition fees, costs, and expenses from the distributions being made by such Servicer (or any Disbursing Agent replacing such Servicer) pursuant to the Indenture or other agreement in accordance with the provisions set forth therein, all without application to or approval by the Bankruptcy Court. Notwithstanding anything to the contrary herein, as of the Effective Date, the Reorganized Debtors shall assume all existing indemnification obligations arising under the Prepetition Credit Agreement and other prepetition agreements with JPMCB, J.P. Morgan Securities, Inc. and any of the Prepetition Lenders and all such indemnification obligations shall not be cancelled, terminated or otherwise modified and shall remain in full force and effect.

7.5           Authorization and Issuance of New Common Stock.

(a)           On the Effective Date, Reorganized IBC shall (i) authorize 3,333,333 shares of Class A Common Stock and 50,000,000 shares of Class B Common Stock; (ii) issue up to 3,333,333 shares of Class A Common Stock for distribution to holders of Prepetition Lender Claims (subject to reduction depending on the result of the Rights Offering); (iii) issue 6,666,667 shares of Class B Common Stock for distribution to holders of General Unsecured Claims; (iv) issue the Rights Offering Shares to the Rights Offering Participants to the extent such shares are subscribed in accordance with Section 7.6 herein and Article XV of the Disclosure Statement.  The amount of Class B Common Stock authorized in subsection (a)(i) above shall include reserves for the number of shares of New Common Stock necessary to satisfy (1) the required distributions of shares and options to be granted under the Long Term Incentive Plan (excluding shares that may be issuable as a result of the antidilution provisions thereof), (2) the required distribution of shares to be issued in connection with any conversion of the New Convertible Secured Notes into Class B Common Stock and (3) the required distribution of shares to be issued in connection with the conversion of Class A Common Stock, upon disposition thereof by the holders of Class 9 Prepetition Lender Claims, into Class B Common Stock.

(b)           The New Common Stock issued under this Plan shall be subject to dilution based upon (i) the issuance of New Common Stock pursuant to the Long Term Incentive Plan as set forth in Section 7.9 of this Plan and (ii) any other shares of New Common Stock issued after the consummation of this Plan.

(c)           The issuance of the New Common Stock and the Rights Offering pursuant to this Plan (including pursuant to the exercise by the Rights Offering Participants of their subscription rights under the Rights Offering) shall be authorized under section 1145 of the Bankruptcy Code as of the Effective Date without further act or action by any Person.

(d)           Reorganized IBC will be required to maintain its status as of the Effective Date as a reporting company under the Securities Exchange Act of 1934, as amended, and intends to cause, on the Effective Date, the Class B Common Stock to be accepted for listing on a national securities exchange as soon as practicable after the Effective Date.

7.6           Rights Offering.

(a)           Primary Subscription Rights.  Pursuant to the Rights Offering, each Initial Rights Offering Participant as of the Record Date will be offered Subscription Rights to purchase its Primary Allocable Share of the Rights Offering Shares pursuant to the Primary Subscription for $10.50 per share.

(b)           Oversubscription Rights. Pursuant to the Rights Offering, each Initial Rights Offering Participant may purchase additional shares of New Common Stock equaling [●]% of each Initial Rights Offering Participant’s Primary Allocable Shares pursuant to the Oversubscription for $10.50 per share.  All exercises of Subscription Rights pursuant to the Oversubscription will be subject to proration in the event that the total number of shares sought to be purchased pursuant to the Oversubscription exceeds the number of shares available for purchase pursuant to the Rights Offering, as follows:

(1)           all Subscription Rights that have otherwise been validly and effectively exercised pursuant to Primary Subscription shall be deemed to have been validly and effectively exercised; and

(2)           the number of Subscription Rights that shall be deemed to have been validly and effectively exercised by any Initial Rights Offering Participant pursuant to the Oversubscription (assuming that all other requirements for valid and effective exercise shall be satisfied) shall be determined by (1) multiplying the aggregate number of shares available for purchase under Subscription Rights that were not validly and effectively exercised pursuant to the Primary Subscription by a fraction, the numerator of which shall be such participating Initial Rights Offering Participant’s Oversubscription Allocable Share and the denominator of which shall be the aggregate of all participating Initial Rights Offering Participants’ Oversubscription Allocable Share; and (2) eliminating any resulting fractions by rounding down to the next whole number, to the extent necessary.

(c)           Procedures for Participating in Rights Offering. Participation in the Primary Subscription and Oversubscription will be subject to the following exceptions:

(1)           If a Class 11 Unsecured Multiple Debtor Claim or Class 12 Other Unsecured Claim is an Allowed Claim in accordance with this Plan, such Class 11 Unsecured Multiple Debtor Claim or Class 12 Other Unsecured Claim is allowed for purposes of the Rights Offering.

(2)           If a Class 11 Unsecured Multiple Debtor Claim or Class 12 Other Unsecured Claim is a Disputed Claim, the holder of such Disputed Claim (such holder, a “Potential Rights Offering Participant”) shall only be entitled to participate in the Rights Offering if (A) the Debtors give their express written consent to such participation, and (B) the Debtors and the Potential Rights Offering Participant shall have agreed in writing as to the specific amount of the Claim to be utilized solely for the purposes of the Rights Offering (a Potential Rights Offering Participant that satisfies the preceding conditions (A) and (B) shall be deemed an Initial Rights Offering Participant); provided, however, the Debtors reserve the right to decline the request of a Potential Rights Offering Participant in their sole discretion; provided, further, that such temporary allowance for purposes of participating in the Rights Offering shall have no bearing on such Potential Rights Offering Participant’s ability to vote on this Plan and such ability to vote on this Plan shall be governed by the procedures set forth in the Solicitation Procedures Order.

(d)           Undersubscription.  In the event that the Rights Offering is undersubscribed by the Initial Rights Offering Participants, the undersubscribed shares shall be made available to the Subsequent Rights Offering Participants for the Subscription Purchase Price.  The number of undersubscribed shares shall equal the total number of shares of New Common Stock available under the Rights Offering less the number of shares of New Common Stock purchased by the Initial Rights Offering Participants under the Primary Subscription and the Oversubscription.  The undersubscribed shares shall be allocated among the Subsequent Rights Offering Participants in accordance with their respective ratable percentage ownership of the Prepetition Credit Facility Debt and shall be effected in such manner and on such terms and conditions as shall be determined by mutual agreement of the Debtors and the Prepetition Agent.

(e)           Subscription Period.  The Rights Offering with respect to the Initial Rights Offering Participants will commence on the Mailing Deadline (as defined in the Solicitation Procedures Order) and will end on the Subscription Expiration Date.  The Rights Offering with respect to the Subsequent Rights

Offering Participants will commence on the Subscription Expiration Date and end on the date that is 3rd Business Day preceding the anticipated Effective Date.  The closing date of the Rights Offering shall be the Effective Date.  If the Rights Offering is not consummated by [●], the Rights Offering is terminable.

(f)           Exercise of Subscription Rights.  In order to exercise the Primary and Oversubscription Subscription Rights, each Initial Rights Offering Participant must (a) return a duly completed and executed Subscription Form to the Subscription Agent so that such form is received by the Subscription Agent on or before the Subscription Expiration Date; and (b) pay an amount equal to the Subscription Purchase Price by wire transfer or bank or cashier’s check so as to be received by the Subscription Agent on or before the Subscription Purchase Price Payment Date, or, with respect to holders of Class 11b Old Convertible Note Claims, if the securities of such holder are held through a bank or brokerage firm, send the Subscription Form to the bank or brokerage firm (or follow such firm’s directions with respect to submitting subscription instructions to the firm) with enough time for the bank or brokerage firm to effect the subscription through The Depository Trust Company on or before the Subscription Purchase Price Payment Date.  If the Subscription Agent for any reason does not receive from a given Initial Rights Offering Participant both a timely and duly completed Subscription Form and timely payment of such holder’s Subscription Purchase Price, such Initial Rights Offering Participant will be deemed to have relinquished and waived its right to participate in the Rights Offering.

(g)           Transfer of Subscription Rights; Election Irrevocable; Representations and Warranties.

(1)           Except as otherwise agreed by express written consent of the Debtors, the Subscription Rights may not be sold, transferred, or assigned in connection with a sale, transfer or assignment of the underlying Class 11 Unsecured Multiple Debtor Claim or Class 12 Other Unsecured Claim.  For purposes of distribution of the New Common Stock purchased pursuant to the Rights Offering, the Debtors are not required to recognize any such sale, transfer or assignment of the underlying Class 11 Unsecured Multiple Debtor Claim or Class 12 Other Unsecured Claim occurring after the Record Date.

(2)           Once a holder of Subscription Rights has properly exercised its Subscription Rights, such exercise shall be irrevocable.

(3)           Each Rights Offering Participant that has properly exercised its Subscription Rights represents and warrants to the Debtors that (A) to the extent applicable, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (B) it has the requisite power and authority to enter into, execute and deliver the Subscription Form and to perform its obligations thereunder and has taken all necessary action required for the due authorization, execution, delivery and performance thereunder and (C) it agrees that the Subscription Form constitutes a valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(h)           Distribution of New Common Stock. On, or as soon as practicable after the Effective Date, the Disbursing Agent shall distribute the New Common Stock pursuant to the Rights Offering.

(i)           Payment of the Subscription Purchase Price; No Interest. In order for a Rights Offering Participant to properly exercise its Subscription Rights, such participant must pay the Subscription Purchase Price so as to be received by the Subscription Agent on or before the Subscription Purchase Price Payment Date.  The Subscription Purchase Price will be deposited and held in one or more trust accounts, escrow accounts, treasury accounts or similar segregated accounts (the “Subscription Accounts”). The Subscription Accounts will be maintained by the Subscription Agent for the purpose of holding the money for administration of the Rights Offering until the Effective Date or such other later date, at the option of the Reorganized Debtors. The Subscription Agent will not use such funds for any other purpose prior to such date and shall not encumber or permit such funds to be encumbered with any Lien or similar encumbrance. No interest will be paid to parties exercising Subscription Rights on account of amounts paid in connection with such exercise; provided, however, that, (a) to the extent that any portion of the Subscription Purchase Price paid to the Subscription Agent is not used to purchase New Common Stock pursuant to the Primary Subscription or Oversubscription, the Subscription Agent will return such portion, and any interest accrued thereon, to the applicable Rights Offering Participant and (b) if this Plan has not been confirmed by [●], 2008, the Subscription Agent will return any payments made pursuant to the Rights Offering, and any interest accrued thereon, to the applicable Rights Offering Participant.

(j)           Fractional Rights.  No fractional shares of New Common Stock will be issued.  The number of shares of New Common Stock available for purchase by Initial Rights Offering Participants will be rounded down to the nearest share.  Any shares of New Common Stock not subscribed to by the Initial Rights Offering Participants as a result of such rounding will be pooled and made available to the Subsequent Rights Offering Participants.

(k)           Validity of Exercise of Subscription Rights. All questions concerning the timeliness, viability, form and eligibility of any exercise of

Subscription Rights shall be determined by the Debtors, whose good faith determinations absent manifest error shall be final and binding.  The Debtors, in their sole discretion, reasonably exercised in good faith, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such times as the Debtors determine, or reject the purported exercise of any Subscription Rights that does not comply with the provisions of this Section 7.6.  Subscription Forms shall be deemed not to have been received or accepted until all irregularities have been waived or corrected within such time as the Debtors determine in their sole discretion reasonably exercised in good faith.  Neither the Debtors nor the Subscription Agent shall be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Forms or incur any liability for failure to give such notification.  Notwithstanding anything to the contrary contained herein, the Debtors reserve the right to modify the offering of Subscription Rights in order to comply with applicable law, including without limitation modifying the persons or entities otherwise eligible to be Initial Rights Offering Participants and Subsequent Rights Offering Participants and/or the number of shares of New Common Stock available to any Initial Rights Offering Participants or Subsequent Rights Offering Participant.

(l)           Use of Proceeds.  On the Effective Date, the first $17.5 million of proceeds from the Rights Offering shall be distributed to the holders of Allowed Class 9 Prepetition Lender Claims (in lieu of shares of New Common Stock having an equivalent value).  Any proceeds above $17.5 million shall be retained by the Reorganized Debtors for general corporate purposes.

7.7             Directors and Officers.

(a)           The existing senior officers or managing members of the Debtors shall remain in their current capacities as officers of the Reorganized Debtors after the Effective Date.

(b)           On the Effective Date, the term of the current members of the board of directors of IBC shall expire.  The initial board of directors of Reorganized IBC will consist of seven (7) directors. Craig Jung (or in the event of his death, incapacity, or resignation, the chief executive officer of IBC) shall serve as a director.  The Prepetition Agent, as directed by the holders of a majority in dollar amount of the Prepetition Lender Claims, shall designate five (5) directors, at least one of whom shall be Independent.  The Creditors’ Committee shall designate one (1) director.  For the purpose of this section, the term “Independent” shall mean an individual who at that time qualifies:  (i) under the prevailing standards of the New York Stock Exchange or other applicable laws as an independent, outside director, and who is eligible to serve on the audit committee of a board of directors of an SEC-reporting public company; and (ii) as an outside director under section 162(m)

of the Internal Revenue Code eligible to serve on the board of director’s committee responsible for matters of executive compensation.

The Persons designating board members shall file with the Bankruptcy Court and give to the Debtors written notice of the identities of such members on a date that is not less than ten (10) days prior to the Voting Deadline.

(c)           Board members shall serve an initial term for a period from the Effective Date through the date of the annual meeting that first occurs after a date which is one (1) year after the Effective Date and for one (1) year terms thereafter (with such subsequent terms subject to election by shareholder vote) with each such term expiring at the conclusion of the next annual meeting of stockholders or upon the death, incapacity, resignation, etc. of a board member as provided in the Organizational Documents of the Reorganized Debtors.

7.8             Employment, Retirement, Indemnification and Other Agreements and Incentive Compensation Programs.

(a)           The terms of employment to be effective on and after the Effective Date of certain key employees are summarized at Exhibit K attached hereto and in such other agreements or arrangements as may be described prior to the Confirmation Hearing.

(b)           With the exception of those individuals whose employment terms are summarized on Exhibit K, to the extent that any of the Debtors has in place as of the Effective Date employment, severance (change in control), retirement, indemnification and other agreements with their respective active directors, officers, managing members and employees who will continue in such capacities or a similar capacity after the Effective Date, or retirement income plans, welfare benefit plans and other plans for such Persons, such agreements, programs and plans will remain in place after the Effective Date, and the Reorganized Debtors will continue to honor such agreements, programs and plans except to the extent provided herein.  Benefits provided under such agreements or plans may include benefits under qualified and non-qualified retirement plans; health and dental coverage; short and long-term disability benefits; death and supplemental accidental death benefits; vacation; leased car; financial consulting, tax preparation and estate planning as well as an annual physical examination, each paid or provided commensurate with an employee’s position in accordance with the applicable Reorganized Debtor’s policies then in effect.  Such agreements and plans also may include equity, bonus and other incentive plans in which officers, managing members and other employees of the Reorganized Debtors may be eligible to participate; provided, however, that pursuant to the Long Term Incentive Plan, there shall be reserved for certain members of management, directors, and other employees of the Reorganized Debtors a certain number of shares of Class B Common Stock and other securities all as more fully described in Section 7.9 below.

However, as of the Effective Date, the Reorganized Debtors will have the authority to terminate, amend or enter into employment, retirement, indemnification and other agreements with their respective active directors, officers and employees and to terminate, amend or implement retirement income plans, welfare benefit plans and other plans for active employees.

(c)           Notwithstanding anything contained herein to the contrary, the terms of the KERP shall not be modified, altered, or amended.  Retention Bonuses (as defined in the KERP) shall be paid in the amounts and at such times as contemplated by the KERP.

7.9             Implementation of the Long Term Incentive Program.  The Reorganized Debtors shall implement the Long Term Incentive Plan in order to promote the growth and general prosperity of the Reorganized Debtors by offering incentives to key employees who are primarily responsible for the growth of the Reorganized Debtors, and to attract and retain qualified employees and thereby benefit the shareholders of the Reorganized Debtors based on growth of the Reorganized Debtors.  Pursuant to the Long Term Incentive Plan, the Reorganized Debtors shall deliver certain stock options and restrictive stock grants to certain members of management and other employees on and after the Effective Date, with the total amount of shares of New Common Stock to be delivered under the Long Term Incentive Plan not to exceed 15% of the total amount of shares of New Common Stock outstanding after conversion of the New Convertible Secured Notes and after taking into account shares issued in the Rights Offering.

The Long Term Incentive Plan will be administered by the Compensation Committee of Reorganized IBC’s board of directors.  In applying and interpreting the provisions of the Long Term Incentive Plan, the decisions of the Compensation Committee of Reorganized IBC, pursuant to authority to be granted by the board of directors of Reorganized IBC, shall be final.

Exhibit D hereto is a summary of the Long Term Incentive Plan.

7.10           Termination of the SERP.  Immediately prior to the Effective Date, the SERP shall be deemed terminated, and the Reorganized Debtors’ obligations thereunder shall cease.  Each participant in the SERP shall be granted an Allowed Other Unsecured Claim against IBC equal to the amount of accrued deferred compensation reflected on the Debtors’ books and records with respect to such participant’s SERP allocation.

7.11           Issuance of Junior Secured Notes, New Convertible Secured Notes, Class A Common Stock and Class B Common Stock.  On the Effective Date, Reorganized IBC shall issue the Junior Secured Notes, New Convertible Secured Notes, Class A Common Stock and Class B Common Stock for distribution to Claimholders in accordance with the terms of this Plan.  The issuance of the Junior

Secured Notes, New Convertible Secured Notes, Class A Common Stock and Class B Common Stock and the distribution thereof to Claimholders shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code.

7.12           Post-Effective Date Financing. On the Effective Date, the Reorganized Debtors (other than Mrs. Cubbinson’s) shall enter into the New Credit Facility, together with all guarantees evidencing obligations of the Reorganized Debtors thereunder, and all other documents, instruments and agreements to be entered into, delivered or contemplated thereunder shall become effective on the Effective Date.  In the Confirmation Order, the Bankruptcy Court shall approve the New Credit Facility in substantially the form disclosed to the Bankruptcy Court and authorize the Reorganized Debtors to execute the same together with such other documents as the lenders under the New Credit Facility may reasonably require in order to effectuate the treatment afforded to such parties under the New Credit Facility.

7.13           Restructuring Transactions. The Debtors or the Reorganized Debtors, as the case may be, shall take such actions as may be necessary or appropriate to effect the relevant Restructuring Transactions.  Such actions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation or reorganization containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any property, right, liability, duty or obligation on terms consistent with the terms of this Plan; (c) the filing of appropriate Organizational Documents with the appropriate governmental authorities under applicable law; and (d) all other actions that such Debtor or Reorganized Debtor determines are necessary or appropriate, including the making of filings or recordings in connection with the relevant Restructuring Transaction.  In the event a Restructuring Transaction is a merger transaction, upon the consummation of such Restructuring Transaction, each party to such merger shall cease to exist as a separate corporate entity and thereafter the surviving Reorganized Debtor shall assume and perform the obligations under this Plan of each Reorganized Debtor party to such merger.  In the event a Reorganized Debtor is liquidated, the Reorganized Debtors (or the Reorganized Debtor which owned the stock of such liquidating Debtor prior to such liquidation) shall assume and perform the obligations of such liquidating Reorganized Debtor under this Plan.

7.14           Preservation of Causes of Action.  In accordance with section 1123(b)(3) of the Bankruptcy Code and except as otherwise provided in this Plan, the Reorganized Debtors shall retain and may (but are not required to) enforce or prosecute all Retained Actions and all Avoidance Claims, a nonexclusive list of which is attached hereto as Exhibit A-1, and other similar claims arising under applicable state laws, including, without limitation, fraudulent transfer claims, if any, and all other Causes of Action of a trustee and debtor-in-possession under the Bankruptcy Code, but, in each case, excluding the Prepetition Lender Actions and any other Cause of Action otherwise assertable against the Prepetition Lenders.  The Debtors or the Reorganized Debtors, in their sole and absolute discretion, will determine whether to bring, settle, release, compromise, or enforce such rights (or decline to do any of the foregoing).  The Reorganized Debtors or any successors may prosecute (or decline to prosecute) such litigation claims in accordance with the best interests of the Reorganized Debtors or any successors holding such rights of action.  The failure of the Debtors to specifically list any Claim, right of action, suit or proceeding in the Schedules or in Exhibit A-1 does not, and will not be deemed to, constitute a waiver or release by the Debtors of such claim, right of action, suit or proceeding, and the Reorganized Debtors will retain the right to pursue such claims, rights of action, suits or proceedings in their sole discretion and, therefore, no preclusion doctrine, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches will apply to such claim, right of action, suit or proceeding upon or after the confirmation or consummation of this Plan.

7.15           Exclusivity Period. Subject to Section 15.2, the Debtors shall retain the exclusive right to amend or modify this Plan, and to solicit acceptances of any amendments to or modifications of this Plan, through and until the Effective Date.

7.16           Corporate Action.  Each of the matters provided for under this Plan, or corporate action to be taken by or required of any Debtor or Reorganized Debtor, shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized, approved and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by stockholders, creditors, or directors of any of the Debtors or the Reorganized Debtors.

7.17           Effectuating Documents; Further Transactions.  The chairman of the board of directors, the Chief Executive Officer, or any other executive officer or managing member of the Debtors shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.  The Secretary or Assistant Secretary of the Debtors shall be authorized to certify or attest to any of the foregoing actions.

7.18           Exemption From Certain Transfer Taxes and Recording Fees. Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or to any other Person or entity pursuant to this Plan (including, without limitation, pursuant to any grant of collateral under the New Credit Facility), or any agreement regarding the transfer of title to or ownership of any of the Debtors’ real or personal property, will not be subject to any document recording tax, stamp tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording tax, or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

ARTICLE VIII

UNEXPIRED LEASES AND EXECUTORY CONTRACTS

8.1           Assumed (Non-Union) Contracts and Leases. Except with respect to the Union Contracts (whose treatment under this Plan is described in Section 8.3 herein), only those executory contracts and unexpired leases to which the Debtors (or any of them) are a party that are specifically listed on the schedule of assumed contracts and leases annexed hereto as Exhibit L, or that have been previously assumed or that are the subject of a pending motion to assume or notice of assumption, shall be deemed automatically assumed and Reinstated as of the Effective Date; provided, however, that neither the inclusion by the Debtors of a contract or lease on Exhibit L nor anything contained in this Plan shall constitute an admission by the Debtors that such lease or contract is an unexpired lease or executory contract or that any Debtor, or any of their Affiliates, has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such assumptions, pursuant to section 365(b)(1) of the Bankruptcy Code and, to the extent applicable, section 365(b)(3) of the Bankruptcy Code, as of the Effective Date.

Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, and any other interests in real estate or rights inrem related to such premises, unless any of the foregoing agreements has been rejected pursuant to a Final Order of the Bankruptcy Court or is otherwise rejected as a part of this Plan.

8.2           Rejected (Non-Union) Contracts and Leases. Except with respect to the Union Contracts (whose treatment under this Plan is described in Section 8.3 herein) and except with respect to executory contracts and unexpired leases that have previously been assumed or are the subject of a motion to assume, or a notice of assumption served pursuant to an order of the Bankruptcy Court, on or before the Confirmation Date, all executory contracts and unexpired leases not assumed as set forth in Section 8.1 of this Plan shall be deemed automatically rejected as of the Effective Date or such earlier date as the Debtors may have unequivocally terminated their performance under such lease or contract.  The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections pursuant to section 365 of the Bankruptcy Code. The Debtors reserve the right to file a motion on or before the Confirmation Date to reject any executory contract or unexpired lease.

Assumption and Rejection of Union Contracts.

(a)           Each Union Contract to which the Debtors are a party shall be deemed automatically assumed and Reinstated as of the Effective Date, unless such Union Contract (a) shall have been previously rejected by the Debtors, (b) is the subject of a motion to reject pursuant to section 1113 of the Bankruptcy Code filed on or before the Confirmation Date, or (c) expired prior to the Effective Date and/or is no longer executory on the Effective Date by its own terms.  The Confirmation Order shall constitute an order of the Bankruptcy Court approving such assumptions, pursuant to section 365(b)(1) of the Bankruptcy Code and, to the extent applicable, section 365(b)(3) of the Bankruptcy Code, as of the Effective Date.

(b)           The Union Contracts which are the subject of a motion to reject pursuant to section 1113 of the Bankruptcy Code on or before the Confirmation Date are set forth on Exhibit M hereto.

8.3           Payments Related to Assumption of Executory Contracts and Unexpired Leases1. The provisions (if any) of each executory contract or unexpired lease to be assumed and Reinstated under this Plan which are or may be in default shall be satisfied solely by Cure.  Not more than five (5) days after the Effective Date, the Debtors shall serve on each party to an executory contract or unexpired lease to be assumed and Reinstated under this Plan a notice (the “Cure Notice”) setting forth the amount of Cure owed under such executory contract or unexpired lease according to the Debtors’ books and records.  The Cure Notice will state the amount (the “Cure Amount”) that the Debtors believe is necessary to assume such contract or lease pursuant to section 365 of the Bankruptcy Code, and notify each party that such party’s lease or contract will be assumed by the Debtors. The Cure Notice will require that any objection to the Cure Amount (a “Cure Amount Objection”) be filed on or before the date that is fifty (50) days after the Effective Date (the “Cure Amount Objection Deadline”).  The Cure Notice will also provide that any Cure Amount Objection must state with specificity what Cure the party to such contract or lease believes is required with appropriate documentation in support thereof.  In the case of a Cure Amount Objection related to an unexpired lease of non-residential real property, such objection must include a breakdown by store by category of all amounts believed to be required as Cure, including, but not limited to, amounts for real estate taxes, common area maintenance and rent.  Disputes regarding Cure Amounts or the assumption and Reinstatement of an executory contract or unexpired lease under this Plan shall be resolved either consensually by the parties or by the Bankruptcy Court.  In the case of disputes which cannot be resolved consensually, such disputes shall be set for status at subsequent hearings following the Cure Amount Objection Deadline with separate evidentiary hearings to be set by the Bankruptcy Court as needed.  If no Cure Amount Objection is timely received, the Cure Amount set forth in the Cure Notice shall be controlling notwithstanding anything to the contrary in any assumed contract or lease or other document as of the date of the Cure Notice, and the party to such contract or lease shall be forever barred from asserting, collecting, or seeking to collect any additional amounts relating thereto against the Debtors or Reorganized Debtors. If no Cure Amount Objection is timely received, the Debtors shall pay the Cure Amount in Cash, if any, to the party to such assumed and Reinstated contract or lease within twenty (20) days of the Cure Amount Objection Deadline.  Disputed Cure Amounts that are resolved by agreement or Final Order shall be paid by the Debtors within twenty (20) days of such agreement or Final Order.

8.4           Rejection Damages Bar Date.  If the rejection by the Debtors (pursuant to this Plan or otherwise) of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against either the Debtors or the Reorganized Debtors or such entities’ properties unless a proof of claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors within thirty (30) days after service of the earlier of (a) notice of the Confirmation Order or (b) other notice that the executory contract or unexpired lease has been rejected.  Any Claim that may be Allowed as a result of the rejection of an executory contract or unexpired lease shall be treated as an Other Unsecured Claim.

ARTICLE IX

PROVISIONS GOVERNING DISTRIBUTIONS

9.1           Time of Distributions.  Except as otherwise provided for herein or ordered by the Bankruptcy Court, distributions under this Plan shall be made on a Periodic Distribution Date.

9.2           No Interest on Claims. Unless otherwise specifically provided for in this Plan, Confirmation Order, the DIP Credit Agreement or the Prepetition Credit Agreement, Postpetition Interest shall not accrue or be paid on Claims, and no Claimholder shall be entitled to interest accruing on or after the Petition Date on any Claim, right, or Interest.  Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a final distribution is made when and if such Disputed Claim becomes an Allowed Claim.

9.3           Disbursing Agent.  The Disbursing Agent shall make all distributions required under this Plan except with respect to a holder of a Claim whose distribution is governed by the Indenture or other agreement and is administered by a Servicer, which distributions shall be deposited with the appropriate Servicer, who shall deliver such distributions to the holders of Claims in accordance with the provisions of this Plan and the terms of the Indenture or other governing agreement; provided, however, that if any such Servicer is unable to make such distributions, the Disbursing Agent, with the cooperation of such Servicer, shall make such distributions.

9.4           Surrender of Securities or Instruments.  On or before the Distribution Date, or as soon as practicable thereafter, each holder of an instrument evidencing either a Claim, including, without limitation, a Claim on account of the Indenture (as to each, a “Certificate”), shall surrender such Certificate to the Disbursing Agent, or, with respect to indebtedness that is governed by the Indenture or other agreement, the respective Servicer, and such Certificate shall be cancelled.  No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such Certificate is received by the Disbursing Agent or the respective Servicer or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent or the respective Servicer.  Any holder who fails to surrender or cause to be surrendered such Certificate, or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or the respective Servicer prior to the second anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims in respect of such Certificate and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including any dividends or interest attributable thereto, shall revert to the Reorganized Debtors notwithstanding any federal or state escheat laws to the contrary.

9.5           Instructions to Disbursing Agent.  Prior to any distribution on account of an Old Convertible Note Claim, the Servicer with respect to the Indenture shall (a) inform the Disbursing Agent as to the amount of the properly surrendered claim pursuant thereto and (b) instruct the Disbursing Agent, in a form and manner that the Disbursing Agent reasonably determines to be acceptable, of the names of such Claimholders who have properly surrendered Certificates.

9.6           Services of Indenture Trustees, Agents and Servicers.  The services with respect to consummation of this Plan, of Servicers under the Indenture and other agreements that govern the rights of Claimholders, shall be as set forth elsewhere in this Plan, and the Reorganized Debtors shall reimburse any Servicer for reasonable and necessary services performed by it as contemplated by, and in accordance with, this Plan, without the need for the filing of an application with, or approval by, the Bankruptcy Court.

9.7           Record Date for Distributions to Holders of Old Convertible Notes.  At the close of business on the Record Date, the transfer ledgers of the Servicers of the Indenture shall be closed, and there shall be no further changes in such record holders.  Reorganized IBC and the Servicers for the Indenture and the Disbursing Agent shall have no obligation to recognize any transfer of such Certificates occurring after the Record Date.  The Reorganized Debtors and the Servicers for such Certificates and the Disbursing Agent shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Record Date.

9.8           Claims Administration Responsibility.  The Reorganized Debtors will retain responsibility for administering, disputing, objecting to, compromising, or otherwise resolving and making distributions to all Claims against the Debtors, including but not limited to Administrative Claims, Priority Tax Claims, Secured Tax Claims, Secured Claims, Other Priority Claims, Intercompany Claims, Administrative Convenience Claims, Workers’ Compensation Claims, General Unsecured Claims (asserted against Mrs. Cubbison’s), Prepetition Lender Claims, Capital Lease Claims, Unsecured Multiple Debtor Claims, Other Unsecured Claims and Subordinated Securities Claims.

9.9           Delivery of Distributions. Distributions to holders of Allowed Prepetition Lender Claims shall be made to the Prepetition Agent and shall be distributed by the Prepetition Agent in accordance with the Prepetition Credit Agreement.  Distributions to all other Allowed Claimholders shall be made by the Disbursing Agent or the appropriate Servicer (a) at the addresses set forth on the proofs of claim or interest filed by such Claimholders (or at the last known addresses of such Claimholders if no proof of claim or interest is filed or if the Debtors have been notified in writing of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of claim or interest, (c) at the addresses reflected in the Schedules if no proof of claim or interest has been filed and the Disbursing Agent has not received a written notice of a change of address, or (d) in the case of a Claimholder whose Claim is governed by the Indenture or other agreement and is administered by a Servicer, at the addresses contained in the official records of such Servicer.  If any Claimholder’s distribution is returned as undeliverable, no further distributions to such Claimholder shall be made unless and until the Disbursing Agent or the appropriate Servicer is notified of such Claimholder’s then current address, at which time all missed distributions shall be made to such Claimholder without interest.  Amounts in respect of undeliverable distributions shall be returned to the Reorganized Debtors until such distributions are claimed.  All claims for undeliverable distributions shall be made on or before the second anniversary of the Effective Date.  After such date, all unclaimed property shall revert to the Reorganized Debtors.  Upon such reversion, the claim of any Claimholder, or their successors, with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

9.10           Procedures for Treating and Resolving Disputed and Contingent Claims.

(a)           No Distributions Pending Allowance.  No payments or distributions will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim.  All objections to Claims must be filed on or before the Claims Objection Deadline.

(b)           Distribution Reserve.  The Disbursing Agent will withhold a separate Distribution Reserve from the property to be distributed to holders of  Class 11 Unsecured Multiple Debtor Claims and Class 12 Other Unsecured Claims.  The amount of Class B Common Stock withheld as a part of the Distribution Reserve shall be equal to the amount the Reorganized Debtors reasonably determine is necessary to satisfy the distributions required to be made, respectively, to the Claimholders in such Classes when the allowance or disallowance of each Claim is ultimately determined.  The Disbursing Agent may request estimation for any Disputed Claim that is contingent or unliquidated (but is not required to do so).  The Disbursing Agent will also place in the Distribution Reserve any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the property withheld in the Distribution Reserve, to the extent that such property continues to be withheld in the Distribution Reserve at the time such distributions are made or such obligations arise.  If practicable, the Disbursing Agent will invest any Cash that is withheld as the Distribution Reserve in a manner that will yield a reasonable net return, taking into account the safety of the investment.  Nothing in this Plan or Disclosure Statement will be deemed to entitle the Claimholder of a Disputed Claim to Postpetition Interest on such Claim.

(c)           Distributions After Allowance.  Payments and distributions from the Distribution Reserve to each respective Claimholder on account of a Disputed Claim, to the extent that it ultimately becomes an Allowed Claim, will be made in accordance with provisions of this Plan that govern distributions to such Claimholders.  Subject to Section 9.2 hereof, on the first Periodic Distribution Date following the date when a Disputed Claim becomes an Allowed Claim, the Disbursing Agent will distribute to the Claimholder any Cash or New Common Stock from the Distribution Reserve that would have been distributed on the dates distributions were previously made to Claimholders had such Allowed Claim been an Allowed Claim on such dates, together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim had been an Allowed Claim on the dates distributions were previously made to Allowed Claimholders included in the applicable class. After a Final Order has been entered, or other final resolution has been reached with respect to all Disputed Claims, any remaining Cash or New Common Stock held in the Distribution Reserve will be distributed Pro Rata to Allowed Claimholders in accordance with the other provisions of this Plan.

The Disbursing Agent and the Servicers shall be required to vote any shares of the New Common Stock held in the Distribution Reserve or by such Servicer pursuant to the provisions of a voting trust agreement that will require that shares of New Common Stock in the Distribution Reserve or held by a Servicer be voted in the same proportion as shares not held in the Distribution Reserve or by such Servicer.

(d)           De Minimis Distributions.  Neither the Distribution Agent nor any Servicer shall have any obligation to make a distribution on account of an Allowed Claim from any Distribution Reserve or otherwise if (a) the aggregate amount of all distributions authorized to be made from such Distribution Reserve or otherwise on the Periodic Distribution Date in question is or has a value less than $250,000, or (b) if the amount to be distributed to the specific holder of the Allowed Claim on the particular Periodic Distribution Date does not constitute a final distribution to such holder and is or has a value of less than $50.

9.11           Fractional Securities; Fractional Dollars.  No fractional shares of New Common Stock will be issued or distributed under this Plan.  Each Person entitled to receive New Common Stock will receive the total number of whole shares of New Common Stock to which such Person is entitled.  Whenever any distributions to a Person would otherwise call for distribution of a fraction of a share of New Common Stock, the actual distribution of shares of such New Common Stock will be rounded to the next higher or lower whole number with fractions of less than or equal to ½ being rounded to the next lower whole number.  No consideration will be provided in lieu of fractional shares that are rounded down.  The total number of shares of New Common Stock to be distributed to each Class of Claims will be adjusted as necessary to account for the rounding provided herein. Any other provision of this Plan notwithstanding, neither the Debtors, the Disbursing Agent nor the Servicer will be required to make distributions or payments of fractions of dollars.  Whenever any payment of a fraction of a dollar under this Plan would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down.

ARTICLE X

ALLOWANCE AND PAYMENT OF
CERTAIN ADMINISTRATIVE CLAIMS

10.1           DIP Facility Claims.  On the Effective Date, all claims arising under the DIP Facility shall be allowed in an amount to be agreed upon by the Debtors and such Claimholders, and all obligations of the Debtors under the DIP Facility shall be paid in full in Cash or otherwise satisfied in a manner acceptable to such Claimholders in accordance with the terms of the DIP Facility and the DIP Credit Agreement including, without limitation, replacement of letters of credit issued under the DIP Credit Facility with substitute letters of credit, cash collateralization of such letters of credit or providing “back-up” letters of credit in a form acceptable to the DIP Agent.  Upon compliance with the preceding sentence, all liens and security interests granted to secure such obligations shall be deemed cancelled and shall be of no further force and effect.

10.2           Professional Claims.

(a)           Final Fee Applications.  All final requests for payment of Professional Claims must be filed no later than forty-five (45) days after the Effective Date.  After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the allowed amounts of such Professional Claims shall be determined by the Bankruptcy Court.

(b)           Payment of Interim Amounts.  Subject to the Holdback Amount, on the Effective Date, the Debtors or the Reorganized Debtors shall pay all amounts owing to professionals for all outstanding amounts relating to prior periods through the Effective Date.  In order to receive payment on the Effective Date for unbilled fees and expenses incurred through such date, the professionals shall estimate fees and expenses due for periods that have not been billed as of the Effective Date and shall deliver such estimate to counsel for the Debtors, Silver Point, the Prepetition Agent and the Creditors’ Committee.  Within fifteen (15) days after the Effective Date, a professional receiving payment for the estimated period shall submit a detailed invoice covering such period in the manner and providing the detail as set forth in the Professional Fee Order.

(c)           On the Effective Date, the Debtors or the Reorganized Debtors shall pay to the Disbursing Agent, in order to fund the Holdback Escrow Account, Cash equal to the aggregate Holdback Amount for all professionals.  The Disbursing Agent shall maintain the Holdback Escrow Account in trust for the professionals with respect to whom fees have been held back pursuant to the Professional Fee Order.  Such funds shall not be considered property of the Reorganized Debtors.  The remaining amount of Professional Claims owing to the professionals shall be paid to such professionals by the Disbursing Agent from the Holdback Escrow Account when such claims are finally allowed by the Bankruptcy Court.  When all Professional Claims have been paid in full, amounts remaining in the Holdback Escrow Account, if any, shall be paid to the Reorganized Debtors.

(d)           Upon the Effective Date, any requirement that professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate.

10.3           Substantial Contribution Compensation and Expenses Bar Date.  Any Person who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), 503(b)(4), and 503(b)(5) of the Bankruptcy Code must file an application with the clerk of the Bankruptcy Court, on or before a date which is thirty (30) days after the Effective Date (the “503 Deadline”), and serve such application on counsel for the Debtors and as otherwise required by the Bankruptcy Court and the Bankruptcy Code on or before the 503 Deadline, or be forever barred from seeking such compensation or expense reimbursement.

10.4           Other Administrative Claims.  All other requests for payment of an Administrative Claim (other than as set forth in Sections 10.2 and 10.3 of this Plan, and other than with respect to Cure Claims) must be filed with the Bankruptcy Court and served on counsel for the Debtors no later than thirty (30) days after the Effective Date.  Unless the Debtors or the Reorganized Debtors object to an Administrative Claim by the Claims Objection Deadline, such Administrative Claim shall be deemed allowed in the amount requested.  In the event that the Debtors or the Reorganized Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the allowed amount of such Administrative Claim.  Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by any Debtor in the ordinary course of business.

10.5           The ACE Insurance Program.  Notwithstanding anything to the contrary in this Plan, the Disclosure Statement or the Confirmation Order: (a) on the Effective Date, the Debtors and the Reorganized Debtors shall assume the ACE Insurance Program in its entirety and shall pay the cure costs related to such assumption; (b) the ACE Insurance Program (including, but not limited to, all letters of credit and other collateral and security provided to the ACE Companies (or any of them) pursuant the ACE Insurance Program) shall survive and shall not be amended, modified, waived or impaired in any respect by this Plan, the Confirmation Order or otherwise without the prior written agreement of the ACE Companies; (c) the claims of the ACE Companies arising under the ACE Insurance Program shall be Allowed Administrative Claims, which are payable in the ordinary course of business, and shall not be discharged or released by this Plan or the Confirmation Order; (d) the

ACE Companies shall not be required to file or serve a request for payment of any Administrative Claim and shall not be subject to any bar date governing Administrative Claims; (e) nothing in this Plan or the Confirmation Order shall be construed as, or is, a determination as to coverage under the ACE Insurance Program; and (f) nothing in this Plan or the Disclosure Statement in any way: (i) precludes or limits the rights of the insurers to contest and/or litigate with any party, including, without limitation, the Debtors, the existence, primacy and/or scope of available coverage under any alleged applicable policy; (ii) permits any holder of a Workers’ Compensation Claim or an Insured Claim to recover the same amounts from the ACE Companies and the Debtors; (iii) alters the ACE Companies’ rights and obligations under the ACE Insurance Program or modifies the coverage provided thereunder; or (iv) alters the Debtors’ rights and obligations under the ACE Insurance Program, including, without limitation, any duty of the Debtors’ to defend, at their own expense, against claims asserted under the Policies; provided, however, that, after the Effective Date, the ACE Companies shall use its commercially reasonable efforts, consistent with the ACE Insurance Program, to reduce the aggregate letters of credit and other collateral and security provided to the ACE Companies (or any of them) pursuant to the ACE Insurance Program by the Reorganized Debtors.

ARTICLE XI

IBC CREDITOR TRUST

11.1           Appointment of Trustee.

(a)           The Trustee for the IBC Creditor Trust shall be designated by the Creditors’ Committee.  Specifically, the Creditors’ Committee shall file a motion on a date which is at least ten days prior to the date the Bankruptcy Court establishes for the commencement of the Confirmation Hearing designating the Person who it has selected as the Trustee and seeking approval of such designation.  The Person designated as the Trustee shall file an affidavit demonstrating that such Person is disinterested.  The Person so designated by the Creditors’ Committee shall become the Trustee upon the Bankruptcy Court entering an order granting the motion after consideration of the same and any objections thereto at the Confirmation Hearing.

(b)           The Trustee shall have and perform all of the duties, responsibilities, rights and obligations set forth in the Trust Agreement.

11.2           Assignment of Trust Assets to the IBC Creditor Trust.  On the Effective Date, the Debtors shall transfer and shall be deemed to have transferred to the IBC Creditor Trust, for and on behalf of the beneficiaries of the Trust, the Trust Assets including the Trust Claims (subject to the IBC Creditor Trust’s obligation to repay the Expense Advance to Reorganized IBC).

11.3           The IBC Creditor Trust.

(a)           Without any further action of the directors or shareholders of the Debtors, on the Effective Date, the Trust Agreement, substantially in the form of Exhibit G to this Plan, shall become effective.  The Trustee shall accept the IBC Creditor Trust and sign the Trust Agreement on that date and the IBC Creditor Trust will then be deemed created and effective.

(b)           The Trustee shall have full authority to take any steps necessary to administer the Trust Agreement, including, without limitation, the duty and obligation to liquidate Trust Assets, to make distributions to the holders of Claims entitled to distributions from the Trust and, if authorized by majority vote of those members of the Trust Advisory Board authorized to vote, to prosecute and settle Trust Claims.  Upon such assignments (which, as stated above, shall occur on the Effective Date), the Trustee, on behalf of the IBC Creditor Trust, shall assume and be responsible for all of the Debtors’ responsibilities, duties and obligations with respect to the subject matter of such assignments, and the Debtors, the Disbursing Agent and the Reorganized Debtors shall have no other further rights or obligations with respect thereto.

(c)           The Trustee shall take such steps as it deems necessary (having first obtained such approvals from the Trust Advisory Board as may be necessary, if any) to reduce the Trust Assets to Cash to make distributions required hereunder, provided that the Trustee’s actions with respect to disposition of the Trust Assets should be taken in such a manner so as reasonably to maximize the value of the Trust Assets.

(d)           All costs and expenses associated with the administration of the IBC Creditor Trust, including those rights, obligations and duties described in Section 11.3(b) of this Plan, shall be the responsibility of and paid by the IBC Creditor Trust.  Notwithstanding the foregoing, the Reorganized Debtors shall cooperate with the Trustee in pursuing such Trust Recoveries and shall afford reasonable access during normal business hours, upon reasonable notice, to personnel and books and records of the Reorganized Debtors to representatives of the IBC Creditor Trust to enable the Trustee to perform the Trustee’s tasks under the Trust Agreement and this Plan; provided, however, that the Reorganized Debtors will not be required to make expenditures in response to such requests determined by them to be unreasonable.  Other than distributions set forth in Section 11.7, the Reorganized Debtors shall not be entitled to compensation or reimbursement (including reimbursement for professional fees) with respect to fulfilling their obligations as set forth in subsection 11.3(d).  The Bankruptcy Court retains jurisdiction to determine the reasonableness of either a request for assistance and/or a related expenditure.  Any requests for assistance shall not interfere with the Reorganized Debtors’ business operations.

(e)           The Trustee may retain such law firms, accounting firms, experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals as it may deem necessary (collectively, the “Trustee Professionals”), in its sole discretion, to aid in the performance of its responsibilities pursuant to the terms of this Plan including, without limitation, the liquidation and distribution of Trust Assets.  The Trustee Professionals shall continue to prepare monthly statements in the same manner and in the same detail as required pursuant to the Professional Fee Order, and the Trustee Professionals shall serve such statements on each member of the Trust Advisory Board.  In the event two or more members of the Trust Advisory Board object to the reasonableness of such fees and expenses, the matter shall be submitted to the Bankruptcy Court for approval of the reasonableness of such fees and expenses.

(f)           For U.S. federal income tax purposes, it is intended that the IBC Creditor Trust be classified as a liquidating trust under section 301.7701-4 of the Treasury regulations and that such trust be owned by its beneficiaries.  Accordingly, for U.S. federal income tax purposes, it is intended that the beneficiaries be treated as if they had received a distribution of an undivided interest in each of the Trust Assets and then contributed such interests to the IBC Creditor Trust.

(g)           The Trustee shall be responsible for filing all U.S. federal, state and local tax returns for the IBC Creditor Trust.

11.4           The Trust Advisory Board.

(a)           The Trust Advisory Board shall be composed of three (3) members.  The Indenture Trustee shall designate one (1) member and the Creditors’ Committee shall designate the remaining two (2) members.  Such parties shall give written notice of the identities of such members, file it of record and serve such notice on each other on a date that is not less than five (5) days prior to the Confirmation Hearing; provided, however, that if and to the extent the Indenture Trustee and/or the Creditors’ Committee fail to file and give such notice, the Debtors shall designate the members of the Trust Advisory Board by announcing their identities at the Confirmation Hearing.  The Trust Advisory Board shall adopt such bylaws as it may deem appropriate.  The Trustee shall consult regularly with the Trust Advisory Board when carrying out the purpose and intent of the IBC Creditor Trust.  Members of the Trust Advisory Board shall be entitled to compensation from the IBC Creditor Trust in accordance with the Trust Agreement and to reimbursement from the IBC Creditor Trust of the reasonable and necessary expenses incurred by them in carrying out the purpose of the Trust Advisory Board.  Reimbursement of the reasonable and necessary expenses of the members of the Trust Advisory Board and their compensation to the extent provided for in the Trust Agreement shall be payable solely by the IBC Creditor Trust.

(b)           In the case of an inability or unwillingness of any member of the Trust Advisory Board to serve, such member shall be replaced by designation of the remaining members of the Trust Advisory Board.  If any position on the Trust Advisory Board remains vacant for more than thirty (30) days, such vacancy shall be filled within fifteen (15) days thereafter by the designation of the Trustee without the requirement of a vote by the other members of the Trust Advisory Board.

(c)           Upon the certification by the Trustee that all assets transferred into Trust have been distributed, abandoned or otherwise disposed of, the members of the Trust Advisory Board shall resign their positions, whereupon they shall be discharged from further duties and responsibilities.

(d)           The Trust Advisory Board may, by majority vote, approve all settlements of Trust Claims which the Trustee may propose, subject to Bankruptcy Court approval of such settlements after notice and a hearing, provided, however, that the Trustee may seek Bankruptcy Court approval of a settlement of a Trust Claim if the Trust Advisory Board fails to act on a proposed settlement of such Trust Claim within thirty (30) days of receiving notice of such proposed settlement by the Trustee.

(e)           The Trust Advisory Board may, by majority vote, authorize the Trustee to invest the corpus of the Trust in prudent investments other than those described in section 345 of the Bankruptcy Code.

(f)           The Trust Advisory Board may remove the Trustee in the event of gross negligence or willful misconduct.  In the event the requisite approval is not obtained, the Trustee may be removed by the Bankruptcy Court for cause shown.  In the event of the resignation or removal of the Trustee, the Trust Advisory Board shall, by majority vote, designate a person to serve as successor Trustee.

(g)           The Trust Advisory Board shall require a fidelity bond from the Trustee in such reasonable amount as may be agreed to by majority vote of the Trust Advisory Board.

(h)           The Trust Advisory Board shall govern its proceedings through the adoption of bylaws, which the Trust Advisory Board may adopt by majority vote.  No provision of such bylaws shall supersede any express provision of this Plan.

11.5           Funding of the Expense Advance.  On the Effective Date, the Debtors shall fund the Expense Advance and deliver it to the Trustee to be used by the Trustee consistent with the purpose of the IBC Creditor Trust and subject to the terms and conditions of this Plan and the Trust Agreement.

11.6           Repayment of Expense Advance.  Immediately upon receipt, all Trust Recoveries shall first be paid to the Reorganized Debtors in order to repay the Expense Advance.

11.7           Distributions of Trust Assets.  Except as otherwise provided in Section 11.6, the Trustee shall make distributions of Trust Assets as follows:  first, to repay the Expense Advance; second, to pay the Trust Expenses; third, to repay amounts, if any, borrowed by the Trustee in accordance with the Trust Agreement; and, fourth, to pay the distributions to Claimholders entitled to receive distributions from the IBC Creditor Trust as required by this Plan.  Distributions of Trust Assets to Claimholders entitled to receive distributions from the IBC Creditor Trust by the Trustee shall be made at least semi-annually beginning with a calendar quarter that is not later than the end of the second calendar quarter after the Effective Date; provided, however, that the Trustee shall not be required to make any such semi-annual distribution in the event that the aggregate proceeds and income available for distribution to such Claimholders is not sufficient, in the Trustee’s discretion (after consultation with the Trust Advisory Board) to distribute monies to such Claimholders.  From time to time, but no less frequently than quarterly, the Trustee, in consultation with the Trust Advisory Board, shall estimate the amount of Trust Assets required to pay then outstanding and reasonably anticipated Trust Expenses.  The Cash portion of Trust Assets in excess of such actual and estimated Trust Expenses shall be made available for distribution to Claimholders in the amounts, on the dates and subject to the other terms and conditions provided in this Plan.  The Trustee will make continuing efforts to dispose of the Trust Assets, make timely distributions, and not unduly prolong the duration of the IBC Creditor Trust.

ARTICLE XII

EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

12.1           Revesting of Assets.  Except as otherwise explicitly provided in this Plan, on the Effective Date all property comprising the Estates (including Retained Actions and Avoidance Claims) shall revest in each of the Debtors and, ultimately, in the Reorganized Debtors, free and clear of all Claims, liens, charges, encumbrances, rights and Interests of creditors and equity security holders (other than as expressly provided herein).  As of the Effective Date, each of the Reorganized Debtors may operate its business and use, acquire, and dispose of property and settle and compromise Claims without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan and the Confirmation Order.

12.2           Discharge of the Debtors.  Pursuant to section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in this Plan or in the Confirmation Order, Confirmation of this Plan shall satisfy, discharge, and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date), the Debtors, the Reorganized Debtors and the Estates of Claims and Causes of Action, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims, rights, and Interests, including, but not limited to, demands and liabilities that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtors prior to the Petition Date and that arise from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not (i) a proof of claim or interest based upon such debt, right, or Interest is filed or deemed filed under section 501 of the Bankruptcy Code, (ii) a Claim or Interest based upon such debt, right, or Interest is allowed under section 502 of the Bankruptcy Code, or (iii) the holder of such a Claim, right, or Interest accepted this Plan.  The Confirmation Order shall be a judicial determination of the discharge of all liabilities of and Interests in the Debtors, subject to the Effective Date occurring.

As of the Effective Date, except as provided in this Plan or in the Confirmation Order or under the terms of the documents evidencing, and orders approving, the DIP Facility and/or the New Credit Facility, all Persons shall be precluded from asserting against the Debtors or the Reorganized Debtors any other or further claims, debts, rights, causes of action, claims for relief, liabilities, or equity interests relating to the Debtors based upon any act, omission, transaction, occurrence, or other activity of any nature that occurred prior to the Effective Date. In accordance with the foregoing, except as provided in this Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtors and termination of all Interests in IBC, and in the Brands Preferred Stock, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

12.3           Compromises and Settlements. This Plan constitutes a compromise and settlement of the Prepetition Lender Actions and the Confirmation Order shall provide for the dismissal, with prejudice, of any pending adversary proceedings filed in connection therewith.  Pursuant to Bankruptcy Rule 9019(a), the Debtors may compromise and settle various Claims (a) against them and (b) that they have against other Persons.  The Debtors expressly reserve the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and claims that they may have against other Persons up to and including the Effective Date.  After the Effective Date, such right shall pass to the Reorganized Debtors as contemplated in Section 12.1 of this Plan.

12.4           Release of Certain Parties. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors, the Reorganized Debtors and any Person seeking to exercise the rights of the Estates, including, without limitation, any successor to the Debtors or any estate representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code shall be deemed to forever release, waive, and discharge the Released Parties of all claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities which the Debtors or the Estates are entitled to assert, whether known or unknown, liquidated or unliquidated, fixed or contingent, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act or omission, transaction, or occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Estates, the conduct of the Debtors’ businesses, the Chapter 11 Cases, this Plan or the Reorganized Debtors with respect to each of the Released Parties, each of the Released Parties’ principals, employees, agents, officers, directors, representatives, financial advisors, investment bankers, attorneys and other professionals, and any of their successors and assigns; provided, however, that nothing contained herein is intended to operate as a release of any potential claims by the Debtors and their Estates against parties who have executed Tolling Agreements with the Debtors during the Chapter 11 Cases, but only with respect to Claims covered by such Tolling Agreements, and only to the extent that such Tolling Agreements continue to be in full force and effect and the tolling periods contemplated thereby have not expired.

12.5           Releases by Holders of Claims.  As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, each holder of a Claim that affirmatively votes in favor of this Plan hereby forever releases, waives, and discharges all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, and liabilities whatsoever against the Released Parties, arising under or in connection with or related to the Debtors, the Estates, the conduct of the Debtors’ business, the Chapter 11 Cases, this Plan (other than the rights under this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered hereunder) or the Reorganized Debtors, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereunder arising, in law, equity, or otherwise, that are based in whole or part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Estates, the conduct of the Debtors’ businesses, the Chapter 11 Cases, this Plan or the Reorganized Debtors; provided, however, that nothing contained herein is intended to operate as a release of any potential claims by third parties against any parties that have signed Tolling Agreements with a third party, but only with respect to Claims covered by such Tolling Agreements and only to the extent that such Tolling Agreements continue to be in full force and effect and the tolling periods contemplated thereby have not expired.  Notwithstanding anything to the contrary herein, this Plan shall not discharge, enjoin or restrain the assertion, institution or enforcement of any claims against any non-debtor parties (a) that may be held by the Securities and Exchange Commission (the “SEC”) or (b) with respect to the Pension Plans, including any claim for breach of fiduciary duty or any claim asserted by the Pension Benefit Guaranty Corporation (the “PBGC”).

12.6           Setoffs.  The Debtors may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against such Claimholder; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the  Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such Claimholder.

12.7           Exculpation and Limitation of Liability. Except as otherwise specifically provided in this Plan, the Released Parties, any of such parties’ respective present officers, directors, managing members, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents and any of such parties’ successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, right, Cause of Action and liability to one another or to any Claimholder or Interestholder, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, investment bankers, attorneys or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the filing of the Chapter 11 Cases, negotiation and filing of this Plan, the pursuit of confirmation of this Plan, the consummation of this Plan, the administration of this Plan or the property to be distributed under this Plan, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan.  Notwithstanding anything to the contrary contained herein, this Section 12.7 shall not release any party from any claim, obligation, right, Cause of Action or liability arising from any act or omission committed in bad faith, gross negligence or willful misconduct.

12.8           Indemnification Obligations.  Except as specifically provided in Section 7.8 of this Plan, in satisfaction and compromise of the Indemnitees’ Indemnification Rights: (a) all Indemnification Rights except those held by (i) Persons included in either the definition of “Insured Persons” or the “Insureds” in any of the policies providing the D&O Insurance, (ii) the Prepetition Agent and the Prepetition Lenders arising under the Prepetition Credit Agreement, and (iii)

Professionals, but only to the extent that they have expressly been granted Indemnification Rights in the documents filed with the Bankruptcy Court and only to the extent that such Indemnification Rights are determined to be valid and enforceable, shall be released and discharged on and as of the Effective Date; providedthat the Indemnification Rights excepted from the release and discharge shall remain in full force and effect on and after the Effective Date and shall not be modified, reduced, discharged, or otherwise affected in any way by the Chapter 11 Cases; (b) the Debtors or Reorganized Debtors, as the case may be, covenant to use commercially reasonable efforts to purchase and maintain D&O Insurance providing coverage for those Persons described in subsection (a)(i) of this Section 12.8 whose Indemnification Rights are not being released and discharged on and as of the Effective Date, for a period of six years after the Effective Date insuring such parties in respect of any claims, demands, suits, Causes of Action, or proceedings against such Persons based upon any act or omission related to such Person’s service with, for, or on behalf of the Debtors or the Reorganized Debtors in at least the scope and amount as currently maintained by the Debtors (the “Insurance Coverage”); and (c) the Debtors or the Reorganized Debtors, as the case may be, hereby indemnify such Persons referred to in subclause (b) above to the extent of, and agree to pay for, any deductible or retention amount that may be payable in connection with any claim covered by either under the foregoing Insurance Coverage or any prior similar policy.

12.9           Injunction. The satisfaction, release, and discharge pursuant to this Article XII of this Plan shall also act as an injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim or Cause of Action satisfied, released, or discharged under this Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof.

12.10                      Central States Settlement.  Notwithstanding anything to the contrary contained in this Plan, any claim against or liability of (including, without limitation, any liability or claim for withdrawal liability under 29 U.S.C. §§ 1383 and 1385) any of the Debtors’ or any third-party to Central States, Southeast and Southwest Areas Pension Fund, a multi-employer plan as that term is defined by 29 U.S.C. § 1301(a)(3) (the “Central States Plan”), specifically including Claim Nos. 9205, 9206, 9207, 9208, 9209, 9214, 9215, 9216 and 9217, is left unimpaired under this Plan, shall not be discharged and shall continue unaltered as if the Chapter 11 Cases had not been commenced, nor shall any third-party be released from any liability or claim that the Central States Plan may have against that third-party as a result of any one of the Debtor’s participation in the Central States Plan.

ARTICLE XIII

CONDITIONS PRECEDENT

13.1           Conditions to Confirmation. The following are conditions precedent to confirmation of this Plan that may be satisfied or waived in accordance with Section 13.3 of this Plan:

(a)           The Bankruptcy Court shall have approved a disclosure statement with respect to this Plan in form and substance acceptable to the Debtors, Silver Point and the Prepetition Agent.

(b)           The Confirmation Order, this Plan, and all exhibits and annexes to each of this Plan and the Confirmation Order shall be in form and substance acceptable to the Debtors, Silver Point and the Prepetition Agent.

13.2           Conditions to Consummation. The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Section 13.3 of this Plan:

(a)           The Bankruptcy Court shall have entered one or more orders (which may include the Confirmation Order) authorizing the rejection of unexpired leases and executory contracts by the Debtors as contemplated by Sections 8.2 and 8.3 hereof.

(b)           The Debtors shall have entered into the New Credit Facility and all conditions precedent to the consummation thereof shall have been waived or satisfied in accordance with the terms thereof.

(c)           The Confirmation Order, in form and substance satisfactory to Silver Point and the Prepetition Agent, shall have been entered by the Bankruptcy Court and shall be a Final Order, and no request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending.

(d)           All actions, documents and agreements necessary to implement this Plan shall be in form and substance satisfactory to the Debtors, Silver Point and the Prepetition Agent and shall have been effected or executed as applicable.

(e)           The Confirmation Date shall have occurred and the Confirmation Order shall, among other things, provide that:

(i)         the provisions of the Confirmation Order and this Plan are nonseverable and mutually dependent;

(ii)         all executory contracts or unexpired leases assumed by the Debtors during the Chapter 11 Cases or under this Plan shall be assigned and transferred to, and remain in full force and effect for the benefit of, the Reorganized Debtors, notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and 365(f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables or requires termination of such contract or lease;

(iii)           any Person claiming that a monetary cure amount is due in connection with the assumption of any executory contract or unexpired lease as contemplated by this Plan, other than the amount indicated on the Cure Notice received by such Person, must comply with the cure procedures as set forth in Section 8.4 of this Plan;

(iv)           the transfers of property by the Debtors (A) to the Reorganized Debtors (1) are or shall be legal, valid, and effective transfers of property, (2) vest or shall vest the Reorganized Debtors with good title to such property free and clear of all liens, charges, Claims, encumbrances, or Interests, except as expressly provided in this Plan or Confirmation Order, (3) do not and shall not constitute avoidable transfers under the Bankruptcy Code or under applicable nonbankruptcy law, and (4) do not and shall not subject the Reorganized Debtors to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor or transferee liability, and (B) to Claimholders under this Plan are for good consideration and value and are in the ordinary course of the Debtors’ businesses;

(v)         except as expressly provided in this Plan or the Confirmation Order, the Debtors are discharged effective upon the Effective Date from any “debt” (as that term is defined in section 101(12) of the Bankruptcy Code), and the Debtors’ liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, or that arose from any agreement of the Debtors entered into or obligation of the Debtors incurred before the Effective Date, or from any conduct of the Debtors prior to the Effective Date, or that otherwise arose before the Effective Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

(vi)           the applicable provisions of the Reconstitution Order are incorporated into this Plan and or the Confirmation Order, as required by the Reconstitution Order;

(vii)           this Plan does not provide for the liquidation of all or substantially all of the property of the Debtors and its confirmation is not likely to be followed by the liquidation of the Reorganized Debtors or the need for further financial reorganization;

(viii)                      all Interests (except Subsidiary Interests, but including the Brands Preferred Stock) are terminated effective upon the Effective Date;

(ix)           the New Common Stock to be issued under this Plan (including the offer of New Common Stock through the Rights Offering or through any option, right to subscribe, or conversion privilege or the sale of the New Common Stock upon exercise of such option, right to subscribe, or conversion privilege) in exchange for Claims against the Debtors or pursuant to the Rights Offering are exempt from registration under the Securities Act of 1933 pursuant to, and to the extent provided by, section 1145 of the Bankruptcy Code; and

(x)         the Prepetition Lender Actions, and any adversary proceedings filed in connection therewith, are dismissed with prejudice.

13.3           Waiver of Conditions to Confirmation or Consummation. The conditions set forth in Sections 13.1 and 13.2 of this Plan may be waived by the Debtors, with the consent of Silver Point and the Prepetition Agent, without any notice to any other parties in interest or the Bankruptcy Court and without a hearing.  The failure to satisfy or waive any condition to the Confirmation Date or the Effective Date may be asserted by the Debtors in their sole discretion regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors in their sole discretion).  The failure of the Debtors in their sole discretion to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

ARTICLE XIV

RETENTION OF JURISDICTION

Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the

Chapter 11 Cases and this Plan (except in the case of the New Credit Facility, which shall be subject to the jurisdiction indicated in the definitive documentation thereof), including, among others, the following matters:

(a)           to hear and determine pending motions for (i) the assumption or rejection or (ii) the assumption and assignment of executory contracts or unexpired leases to which the Debtors are a party or with respect to which the Debtors may be liable, and to hear and determine the allowance of Claims resulting therefrom including the amount of Cure, if any, required to be paid;

(b)           to adjudicate any and all adversary proceedings, applications, and contested matters that may be commenced or maintained pursuant to the Chapter 11 Cases or this Plan, proceedings to adjudicate the allowance of Disputed Claims, and all controversies and issues arising from or relating to any of the foregoing;

(c)           to adjudicate any and all disputes arising from the distribution of New Common Stock;

(d)           to ensure that distributions to Allowed Claimholders are accomplished as provided herein;

(e)           to hear and determine any and all objections to the allowance of Claims and the estimation of Claims, both before and after the Confirmation Date, including any objections to the classification of any Claim, and to allow or disallow any Claim, in whole or in part;

(f)           to enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

(g)           to issue orders in aid of execution, implementation, or consummation of this Plan;

(h)           to consider any modifications of this Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(i)           to hear and determine all applications for compensation and reimbursement of Professional Claims under this Plan or under sections 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code;

(j)           to determine requests for the payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of and reimbursement of expenses of parties entitled thereto;

(k)           to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan, the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with this Plan;

(l)           to hear and determine all suits or adversary proceedings to recover assets of the Debtors and property of its Estates, wherever located;

(m)           to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(n)           to hear any other matter not inconsistent with the Bankruptcy Code;

(o)           to hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

(p)           to enter a final decree closing the Chapter 11 Cases; and

(q)           to enforce all orders previously entered by the Bankruptcy Court.

Unless otherwise specifically provided herein or in a prior order of the Bankruptcy Court, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine disputes concerning Claims, Interests, Retained Actions, and any motions to compromise or settle such disputes.

ARTICLE XV

MISCELLANEOUS PROVISIONS

15.1           Binding Effect. As of the Effective Date, this Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all present and former Claimholders, all present and former Interestholders, other parties in interest and their respective heirs, successors, and assigns.

15.2           Modification and Amendments. Subject to the consent of Silver Point and the Prepetition Agent, the Debtors may alter, amend, or modify this Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Hearing.  After the Confirmation Date and prior to substantial consummation of this Plan as defined in section 1101(2) of the Bankruptcy Code, the

Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in this Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of this Plan.

15.3           Withholding and Reporting Requirements.  In connection with this Plan and all instruments issued in connection therewith and distributions thereunder, the Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.

15.4           Allocation of Plan Distributions Between Principal and Interest.  To the extent that any Allowed Claim entitled to a distribution under this Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution shall, for United States federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

15.5           Committees.  Effective on the Effective Date, the Creditors’ Committee and the Equity Committee shall dissolve automatically, whereupon their members, professionals, and agents shall be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, except with respect to applications for Professional Claims.  The professionals retained by the Creditors’ Committee, the Equity Committee and the members thereof shall not be entitled to compensation and reimbursement of expenses for services rendered after the Effective Date, except for services rendered in connection with (i) the implementation of the transactions contemplated to occur on the Effective Date hereunder and (ii) applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or filed after the Effective Date pursuant to Section 10.2 hereof.

15.6           Payment of Statutory Fees.  All fees payable pursuant to section 1930 of title 28 of the United States Code, as of the entry of the Confirmation Order as determined by the Bankruptcy Court at the Confirmation hearing, shall be paid on the Effective Date.  The Reorganized Debtors will continue to pay fees pursuant to section 1930 of title 28 of the United States Code until the Chapter 11 Cases are dismissed.

15.7           Revocation, Withdrawal, or Non-Consummation.

(a)           Right to Revoke or Withdraw.  Each Debtor reserves the right to revoke or withdraw this Plan at any time prior to the Effective Date.

(b)           Effect of Withdrawal, Revocation, or Non-Consummation. If the Debtors revoke or withdraw this Plan prior to the Effective Date, or if the

Confirmation Date or the Effective Date does not occur, then this Plan, any settlement, or compromise embodied in this Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), the assumption or rejection of executory contracts or unexpired leases effected by this Plan, and any document or agreement executed pursuant to this Plan shall be null and void.  In such event, nothing contained herein, and no acts taken in preparation for consummation of this Plan, shall be deemed to constitute a waiver or release of any Claims by or against or Interests in the Debtors or any other Person, to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or to constitute an admission of any sort by the Debtors or any other Person.

15.8           Notices.  Any notice required or permitted to be provided to the Debtors, the Creditors’ Committee, the Equity Committee, the DIP Agent, the Prepetition Agent or Silver Point under this Plan shall be in writing and served by (a) certified mail, return receipt requested, (b) hand delivery, or (c) overnight delivery service, to be addressed as follows:

If to the Debtors:

INTERSTATE BAKERIES CORPORATION
12 E Armour Blvd
Kansas City, Missouri 64111
Attn:                      General Counsel

with copies to:

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
333 West Wacker Drive, Suite 2100
Chicago, Illinois  60606-1285
Attn:                      J. Eric Ivester

– and –

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Four Times Square
New York, New York 10036-6522
Attn:                      J. Gregory Milmoe

– and –

STINSON MORRISON HECKER LLP
1201 Walnut, Suite 2900
Kansas City, Missouri 64106-2150

Attn:                      Paul M. Hoffmann (Missouri Bar No. 31922)

If to the Creditors’ Committee:

LOWENSTEIN SANDLER PC
65 Livingston Avenue
Roseland, New Jersey 07068
Attn:  Kenneth Rosen

– and –

SHUGART THOMASON & KILROY PC
120 West 12th Street
Kansas City, Missouri 64105
Attn: Paul Sinclair

If to the Equity Committee:

SONNENSCHEIN NATH & ROSENTHAL LLP
1221 Avenue of the Americas
New York, New York 10020
Attn: Peter Wolfson

– and –

SONNENSCHEIN NATH & ROSENTHAL LLP
4520 Main Street, Suite 1100
Kansas City, Kansas 64111
Attn:                      Brian Fields

If to the Prepetition Agent:

SIMPSON THACHER & BARTLETT LLP
425 Lexington Avenue, 27th Floor
New York, New York 10017
Attn:  Kenneth Ziman

– and –

SPENCER FANE BRITT & BROWNE LLP
1000 Walnut, Suite 1400
Kansas City, Missouri 64106
Attn: Scott Goldstein

If to the DIP Agent:

BRYAN CAVE, LLP
One Metropolitan Square
211 North Broadway, Suite 3600
St. Louis, Missouri 64106
Attn: Gregory D. Willard

If to Silver Point:

SILVER POINT FINANCE, L.L.C.
2 Greenwich Plaza, 1st FL
Greenwich, Connecticut 06830
Attn: David L. Sawyer

with a copy to:

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attn:                      Alan W. Kornberg

15.9           Term of Injunctions or Stays.  Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date, shall remain in full force and effect until the Effective Date.

15.10          Governing Law.  Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Delaware shall govern the construction and implementation of this Plan, any agreements, documents, and instruments executed in connection with this Plan, and corporate governance matters.

15.11          No Waiver or Estoppel.  Each Claimholder or Interestholder shall be deemed to have waived any right to assert that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors and/or their counsel, the Creditors’ Committee and/or its counsel, or any other Person, if such agreement was not disclosed in this Plan, the Disclosure Statement, or papers filed with the Bankruptcy Court prior to the Confirmation Date.

Dated: Kansas City, Missouri
           January 25, 2008

INTERSTATE BAKERIES CORPORATION AND ITS
AFFILIATES AND SUBSIDIARIES THAT ARE ALSO DEBTORS AND DEBTORS-IN-POSSESSION IN THE CHAPTER 11 CASES

By:	/s/ Craig D. Jung
Craig D. Jung
Chief Executive Officer of Interstate Bakeries Corporation

SKADDEN, ARPS, SLATE,
  MEAGHER & FLOM LLP
333 West Wacker Drive
Chicago, Illinois  60606-1285
Attn: J. Eric Ivester
        Samuel S. Ory

– and –

SKADDEN, ARPS, SLATE,
  MEAGHER & FLOM LLP
Four Times Square
New York, New York 10036-6522
Attn:  J. Gregory Milmoe (JM 0919)

– and –

STINSON MORRISON HECKER LLP
1201 Walnut, Suite 2900
Kansas City, MO 64106-2150
Attn:  Paul M. Hoffmann (Missouri Bar No. 31922)

ATTORNEYS FOR INTERSTATE BAKERIES
CORPORATION AND ITS SUBSIDIARIES AND
AFFILIATES THAT ARE ALSO DEBTORS AND
DEBTORS-IN-POSSESSION IN THE CHAPTER 11
CASES

PLAN EXHIBIT A-1

NONEXCLUSIVE LIST OF
RETAINED ACTIONS AND AVOIDANCE CLAIMS

Plan Exhibit A-1-1

PLAN EXHIBIT A-2

TRUST AVOIDANCE CLAIMS

Plan Exhibit A-2-1

PLAN EXHIBIT B

SCHEDULE OF CAPITAL LEASES

Plan Exhibit B-1

PLAN EXHIBIT C

SUMMARY DESCRIPTION
OF TERMS OF JUNIOR SECURED NOTES

Amount:	$250 million
Term:	5 years
Use of Proceeds:	To fund, in part, distributions under this Plan to the Prepetition Lenders.
Interest Rate & Fees:	LIBOR plus 725 basis points
Security:	Guaranteed by IBC, including its direct and indirect subsidiaries, secured by a second priority lien on the collateral securing the New Credit Facility.
Make-Whole:
During year one, no call and Traditional Make-Whole (defined below) applies. During years two through four, subject to terms and conditions analogous to the “Make-Whole” provisions of the New Credit Facility, the lesser of (x) the Traditional Make-Whole and (y)(i) 103 for year two, (ii) 102 for year three, and (iii) 101 for year four. Neither call protection nor the Traditional Make-Whole shall apply in year five.

“Traditional Make-Whole”: in connection with any prepayment or repayment prior to stated maturity (including payment or repayment of the Junior Secured Notes following acceleration, whether by action of the holders or by operation of law), in addition to any principal repaid or prepaid, an amount equal to the sum of the remaining scheduled payments of interest on the principal amount of the Junior Secured Notes to be prepaid or repaid, discounted to its present value as of the date of prepayment or repayment at the applicable LIBOR rate plus 50 basis points, plus accrued and unpaid interest on the principal amount being prepaid or repaid to the date of such payment.

Plan Exhibit C-1

PLAN EXHIBIT D

SUMMARY DESCRIPTION OF LONG TERM INCENTIVE PLAN

Plan Exhibit D-1

PLAN EXHIBIT E

SUMMARY DESCRIPTION OF TERMS OF
NEW CONVERTIBLE SECURED NOTES

Amount:
$165 million (or such other amount as equals the Prepetition Credit Facility Debt less (x) the aggregate amount of the Junior Secured Notes and (y) the conversion to Class A Common Stock and/or repayment in Cash of $35 million of the Prepetition Credit Facility Debt).

Term:	10 years
Use of Proceeds:	To fund, in part, distributions under this Plan to the Prepetition Lenders.
Interest Rate:
8% PIK. Interest may be paid in cash after the third anniversary of the Effective Date if IBC’s pro forma fixed charged coverage ratio (calculated as the ratio of (x) LTM EBITDA to (y) the sum of the following amounts projected to be paid over the next 12 month period: interest expense for all debt including the New Convertible Secured Notes plus mandatory prepayments and scheduled amortization of indebtedness plus projected capital expenditures plus cash taxes) is greater than 1.5 to 1.0.

Amortization:	To be paid at the rate of 5% per quarter beginning in year 6.
Security:	Guaranteed by IBC, including its direct and indirect subsidiaries, secured by a third priority lien on the collateral securing the New Credit Facility.
Optional Prepayment:	None.
Conversion:
Before accounting for any accretion from PIK Interest, $165 million of New Convertible Secured Notes are convertible at any time into 61.11% of the equity (shares of Class B Common Stock) subject to dilution from management/director equity issued under the Long

Plan Exhibit E-1

Term Incentive Plan at the option of the holders of the New Convertible Secured Notes.

IBC may require the conversion of all, but not less than all, of the outstanding New Convertible Secured Notes (i) on or after the fifth anniversary of the Effective Date into New Common Stock at the conversion price so long as a minimum volume of New Common Stock (volume threshold to be agreed) trades at 150% of the conversion price for 30 consecutive trading days prior to such conversion (the “Conversion Threshold”) or, in the event that the New Common Stock is not listed on a nationally-recognized securities exchange, then the parties shall provide for a mechanism for determining the value of the New Common Stock and whether the Conversion Threshold has been achieved and (ii) in connection with the occurrence of a change in control or certain liquidity transactions on terms to be mutually agreed.

Voting:	The New Convertible Secured Notes will not have voting rights.
Make-Whole:
In the event of a conversion under clause (ii) of “Conversion” outlined above, payment of a traditional convertible make-whole to capture the lost option value remaining (but not a make-whole for remaining interest or principal payments as described below).

In connection with any repayment, redemption or prepayment prior to stated maturity not otherwise provided in clause (i) and (ii) of “Conversion” outlined above (including repayment, redemption or prepayment of the New Convertible Secured Notes following acceleration, whether by action of the holders or by operation of law), in addition to any principal repaid, redeemed or prepaid, a traditional convertible make-whole as outlined above plus an amount equal to the present value of all remaining interest payments on the principal amount of the New Convertible Secured Notes (including any accretion to the original principal by operation of PIK interest) repaid, redeemed or prepaid from the date of such repayment, redemption or prepayment through the stated maturity date of the New

Plan Exhibit E-2

Convertible Secured Notes computed using a discount rate equal to applicable US Treasury rate plus 50 bps, plus accrued and unpaid interest on the principal amount (including any accretion to the original principal by operation of PIK interest) being repaid, redeemed or prepaid to the date of such payment.

Plan Exhibit E-3

PLAN EXHIBIT F

SUMMARY DESCRIPTION OF RESTRUCTURING TRANSACTIONS

Plan Exhibit F-1

PLAN EXHIBIT G

FORM OF IBC CREDITOR TRUST AGREEMENT

Plan Exhibit G-1

PLAN EXHIBIT H

FORM OF CERTIFICATE OF INCORPORATION

Plan Exhibit H-1

PLAN EXHIBIT I

FORM OF BYLAWS

Plan Exhibit I-1

PLAN EXHIBIT J

SUMMARY DESCRIPTION OF VARIOUS ATTRIBUTES OF CLASS A
 COMMON STOCK AND CLASS B COMMON STOCK

Plan Exhibit J-1

PLAN EXHIBIT K

SUMMARY DESCRIPTION OF TERMS OF EMPLOYMENT
OF CERTAIN KEY EXECUTIVES

Plan Exhibit K-1

PLAN EXHIBIT L

SCHEDULE OF ASSUMED UNEXPIRED LEASES
AND NON-UNION EXECUTORY CONTRACTS

Plan Exhibit L-1

PLAN EXHIBIT M

SCHEDULE OF UNION CONTRACTS
SUBJECT TO MOTION TO REJECT

Plan Exhibit M-1